UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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STARWOOD PROPERTY TRUST, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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STARWOOD
PROPERTY TRUST

2024 PROXY STATEMENT

and Notice of Annual Meeting of Shareholders

LETTER FROM OUR
CHAIRMAN AND CEO

March 22, 2024

Dear Shareholders and Stakeholders of Starwood Property Trust:

The directors and officers of Starwood Property Trust, Inc. (the “Company”) join me in extending to you a cordial invitation to attend the Company’s 2024 Annual Meeting of Shareholders (the “Annual Meeting”), which will be conducted via live audio webcast on May 3, 2024 at 2:00 p.m. Eastern Time. In order to provide expanded access, improved communication and cost savings for our shareholders and our Company, this year’s Annual Meeting will again be conducted virtually. You will be able to attend the virtual Annual Meeting, vote your shares and submit questions during the meeting via live audio webcast by visiting:

www.virtualshareholdermeeting.com/STWD2024.

To participate, you will need the 16-digit control number included in your proxy materials or on your proxy card. We encourage you to allow ample time for online check-in, which will begin at 1:45 p.m. Eastern Time. Please note that there is no in-person meeting for you to attend.

At the Annual Meeting, we are seeking to elect nine directors. The shareholders will also be asked to vote, on an advisory basis, to approve the Company’s executive compensation as disclosed in the accompanying Proxy Statement, and to vote to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the current calendar year. The accompanying Notice of the 2024 Annual Meeting of Shareholders and Proxy Statement describes each of these matters in further detail.

Even if you plan to attend the Annual Meeting via the live webcast, please submit your proxy as promptly as possible—by telephone, via the Internet or by completing, signing and returning the enclosed proxy card in the postage-prepaid envelope provided to you. We encourage you to vote via the Internet. If you submit a vote prior to the Annual Meeting, you will still have an opportunity to change your earlier vote and vote again during the Annual Meeting.

We ask for your voting support for the items presented in this Proxy Statement and thank you for your investment, and your faith, in us.

Sincerely,

Barry S. Sternlicht
Chairman and Chief Executive Officer

NOTICE OF 2024 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 3, 2024

To the Shareholders of Starwood Property Trust, Inc.:
NOTICE IS HEREBY GIVEN that the 2024 Annual Meeting of Shareholders (the “Annual Meeting”) of Starwood Property Trust, Inc., a Maryland corporation (the “Company”), will be held via live audio webcast on May 3, 2024 at 2:00 p.m. Eastern Time, at www.virtualshareholdermeeting.com/STWD2024, to consider and vote on the following matters:
1.
The election of the nine director nominees identified in the accompanying Proxy Statement, each to serve for a one-year term expiring at our 2025 Annual Meeting of Shareholders, and with each elected director holding office until his or her successor has been elected and qualified or until his or her earlier resignation or removal;

2.	The approval, on an advisory basis, of the Company’s executive compensation as disclosed in the accompanying Proxy Statement;
3.	The ratification of the appointment by the Audit Committee of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the calendar year ending December 31, 2024; and
4.	The transaction of such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
Details concerning those matters to come before the Annual Meeting are set forth in the accompanying Proxy Statement for your review.
The Board of Directors of the Company has fixed March 6, 2024 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any meetings held upon adjournment or postponement thereof. Only the holders of record of the Company’s shares of common stock as of the close of business on March 6, 2024 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.
On or about March 22, 2024, we first mailed the Proxy Statement, proxy card and Notice of 2024 Annual Meeting of Shareholders and posted our proxy materials on www.proxyvote.com. We have also enclosed our Annual Report on Form 10-K for the year ended December 31, 2023. Shareholders of record may vote their shares by telephone, via the Internet, virtually at the Annual Meeting or by signing, dating and mailing the enclosed proxy card in the postage-prepaid envelope provided. Instructions regarding all methods of voting are contained on the proxy card that is included with the Proxy Statement.

Shareholders are cordially invited to attend the virtual Annual Meeting via live webcast. Your vote is important. Whether or not you plan to attend the Annual Meeting via the live webcast, please authorize proxies to cast your votes today by following the easy instructions on the proxy card enclosed with the proxy materials.
By Order of the Board of Directors,

Michael M. Rappaport
Secretary
Dated: March 22, 2024
Greenwich, Connecticut

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING VIRTUALLY OR BY PROXY; PLEASE PROMPTLY VOTE BY TELEPHONE, VIA THE INTERNET OR BY MARKING, DATING, SIGNING AND RETURNING THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED TO YOU. IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE IN VOTING YOUR SHARES, PLEASE CALL INNISFREE M&A INCORPORATED, THE COMPANY’S PROXY SOLICITOR, TOLL-FREE AT 888-750-5834 (BANKS AND BROKERS MAY CALL COLLECT AT 212-750-5833).
Important Notice of Internet Availability of Proxy Materials for the 2024 Annual Meeting to Be Held on May 3, 2024.
Our proxy materials relating to the Annual Meeting (notice, proxy statement and annual report) are available at www.proxyvote.com and can also be viewed on our website at www.ir.starwoodpropertytrust.com/proxymaterials.

OUR AUDITORS	47
Proposal 3: Ratification of Appointment of Deloitte & Touche LLP To Be The Company’s Independent Registered Public Accounting Firm For The Calendar Year Ending December 31, 2024	47
Proposed Independent Registered Public Accounting Firm	47
Recommendation of the Board and its Audit Committee	47
Independent Registered Public Accounting Firm	48
Pre-Approval Policies for Services of Independent Registered Public Accounting Firm	48
Report of the Audit Committee	49

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	50
Management Agreement	50
Grants of Equity Compensation to the Manager	53
SEREF and Related Transactions	54
Office Campus Loan Investment	54
Energy Loan	54
Other Loans	55
Lease Arrangements	55
Other Related Party Arrangements	55
Disclosure Regarding Fred Ridley	56

PROXY STATEMENT — ANNUAL MEETING OF SHAREHOLDERS
INTRODUCTION

This Proxy Statement, the accompanying proxy card and the Notice of Annual Meeting are being provided in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Starwood Property Trust, Inc., a Maryland corporation (the “Company,” “we,” “us” or “our”), for use at the Company’s 2024 Annual Meeting of Shareholders (the “Annual Meeting”), to be held virtually, via live webcast, accessible at www.virtualshareholdermeeting.com/STWD2024 on May 3, 2024 at 2:00 p.m. Eastern Time, and any adjournments or postponements thereof. In accordance with the rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we are making our proxy materials available to our shareholders electronically via the Internet. Accordingly, on or about March 22, 2024, the Company will be mailing the Proxy Statement, proxy card and the Notice of 2024 Annual Meeting of Shareholders to our shareholders containing instructions on how to access the proxy materials on the Internet, how to vote online, by telephone or by mail. For additional details regarding the Annual Meeting and voting generally, please refer to “Information Concerning the Annual Meeting and Voting.”
Matters to Be Voted on at the Annual Meeting
At the Annual Meeting, the following matters will be voted on:
1.
The election of the nine director nominees identified in this Proxy Statement, each to serve for a one-year term expiring at our 2024 Annual Meeting of Shareholders, and with each elected director holding office until his or her successor has been elected and qualified or until his or her earlier resignation or removal;

2.	The approval, on an advisory basis, of the Company’s executive compensation as disclosed in this Proxy Statement;
3.
The ratification of the appointment by the Audit Committee of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the calendar year ending December 31, 2024; and

4.	The transaction of such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
2024 Proxy Statement 1

OUR BOARD

PROPOSAL 1:
ELECTION OF DIRECTORS
The Board recommends a vote “FOR” our nominees

The members of the Board, who are elected annually, reflect our agility, teamwork and drive for excellence. The members of the Board also bring expertise from key sectors, including real estate, technology/digital, finance/investment, law and management. The Board has unanimously selected each of our current directors, Richard D. Bronson, Jeffrey G. Dishner, Camille J. Douglas, Deborah L. Harmon, Solomon J. Kumin, Fred Perpall, Fred S. Ridley, Barry S. Sternlicht and Strauss Zelnick as nominees for election as directors of the Company, each to serve for a one-year term expiring at our 2025 Annual Meeting of Shareholders, and with each elected director holding office until his or her successor has been elected and qualified or until his or her earlier resignation or removal.
The Board recommends a vote FOR the election of each of the nominees for director named above. The experience, qualifications, attributes and skills of the nominees are described further in the following table and below:
Experience/ Qualifications	Richard Bronson	Jeffrey Dishner	Camille Douglas	Deborah Harmon	Solomon Kumin	Fred Perpall	Fred Ridley	Barry Sternlicht	Strauss Zelnick
Business Leadership
Corporate Governance
Strategy & Operations
REIT/Real Estate
Legal/ Regulatory
Financial/ Accounting
Risk Oversight/ Management
Digital/ Technology
Gender	M	M	F	F	M	M	M	M	M
Race/Ethnicity
Black/African American
Caucasian/White
2 STARWOOD PROPERTY TRUST

BOARD NOMINEES —
WHO WE ARE

The biographical information below summarizes each director’s age, term, tenure as a director of the Company, board committee memberships, principal occupation, positions with the Company and business experience, including the experiences, qualifications, skills and attributes that led to the Nominating and Corporate Governance Committee’s conclusion that the nominee should stand for election as a director. The information presented below has been confirmed by each nominee for purposes of its inclusion in this Proxy Statement.

RICHARD D. BRONSON

Chairman, The Bronson Companies

Lead Independent Director

Age: 79

Director since 2009

Committee Membership

• Audit Committee

• Compensation Committee (Chair)

• Nominating and Corporate Governance Committee

EXPERIENCE

• Chairman of The Bronson Companies, LLC, a real estate development, investment and advisory company based in Beverly Hills, California (2000-present)

• Former President of New City Development, an affiliate of Mirage Resorts, Development, where he oversaw the company’s new business initiatives and activities outside of Nevada

• For over 30 years, he has been involved in the development of myriad commercial properties throughout the United States including the creation of more than 100 real estate projects

QUALIFICATIONS

Mr. Bronson’s experience and knowledge in the real estate industry enable him to provide valuable insight into potential investments and the current state of the commercial real estate markets

OTHER

CURRENT PUBLIC BOARDS

• Starwood Real Estate Income Trust, Inc., a public non-listed real estate investment trust focused on acquiring stabilized, income-oriented commercial real estate and debt secured by commercial real estate in both the U.S. and Europe, in which an affiliate of the Company is a shareholder

• Invitation Homes Inc. (“Invitation Homes”), a publicly traded REIT focused on the single-family residential business based in Dallas, Texas

FORMER PUBLIC BOARDS

• Mirage Resorts, an owner and operator of hotel-casinos and resorts

• TRI Pointe Group, Inc., a homebuilding and design company based in Irvine, California, in which an affiliate of the Company was a shareholder and which, after a 2015 reorganization, became the successor issuer to TRI Pointe Homes, Inc.

MISCELLANEOUS

• Serves on the Advisory Board of the Neurosurgery Division at UCLA Medical Center in Los Angeles, California, where he and his wife, Edie Baskin Bronson, were the recipients of the department’s 2018 “Visionary Award”

• Served as a Trustee and Vice President of the International Council of Shopping Centers, an association representing more than 70,000 industry professionals in 100 countries

• Former member of the Board of Trustees of The Forman School in Litchfield, Connecticut

• Former Chairman of the Board of Trustees of The Archer School for Girls in Los Angeles, California

2024 Proxy Statement 3

JEFFREY G. DISHNER President and Chief Operating Officer, Starwood Capital Group Age: 59 Director since 2009 Committee Membership • Investment Committee
EXPERIENCE

• Executive Vice President of SPT Management, LLC, our manager and an affiliate of the Company (the “Manager”) (August 2009-present)

• President and Chief Operating Officer of Starwood Capital Group, a privately-held global investment management firm and an affiliate of the Company (August 2022-present); Senior Managing Director and the Global Head of Real Estate Acquisitions (March 2009-August 2022); member of the Executive and Investment Committees; joined firm in 1994

• Commercial Mortgage Finance Group of J.P. Morgan & Co., where he focused on whole-loan dispositions and securitizations for various thrift institutions (1993-1994)

• Member of the Acquisitions Group at JMB Realty Corporation (1987-1991)

QUALIFICATIONS

Mr. Dishner’s experience in the commercial real estate markets enables him to provide important perspectives on the Company’s investments and the current state of the global commercial real estate markets

EDUCATION

• BS, Economics, Wharton School of the University of Pennsylvania

• MBA, Amos Tuck School of Business at Dartmouth College

CAMILLE J. DOUGLAS

Senior Managing Director, Acquisitions and Development, LeFrak

Age: 72

Independent Director since 2010

Committee Membership

• Audit Committee

• Nominating and Corporate Governance Committee

EXPERIENCE

• Senior Managing Director, Acquisitions and Development, at LeFrak, a family-owned real estate company which owns, develops and manages properties in the New York, Miami and Los Angeles metropolitan areas, among others (present); was previously a Managing Director and Senior Advisor; joined 2010

• Adjunct Professor in Finance and Economics at Columbia Business School (2005-2023)

• Founder and Principal of Mainstreet Capital Partners, a private firm focusing on global real estate financial advisory services and transactions for clients in the United States, the U.K., Brazil and India (1999-2010)

• Senior Vice President, Finance, at Olympia & York (US) (1982-1994)

• Vice President at Morgan Stanley & Co (1977-1982)

QUALIFICATIONS

Ms. Douglas’s over 40 years of experience in commercial real estate investment, development and finance enables her to provide important perspectives on the Company’s investments as well as potential financings for the Company’s investments

EDUCATION

• BA, Smith College

• MCRP, Urban Planning, Harvard University Graduate School of Design

OTHER

CURRENT PUBLIC BOARDS

• Tricon Residential Inc., a rental housing company focused on serving the middle-market demographic, which owns and operates approximately 37,000 single-family rental homes and multi-family rental apartments in 21 markets across the United States and Canada

4 STARWOOD PROPERTY TRUST

DEBORAH L. HARMON Co-Founder and Chief Executive Officer, Artemis Real Estate Partners Age: 65 Independent Director since 2023 Committee Membership • None
EXPERIENCE

• Co-Founder and Chief Executive Officer of Artemis Real Estate Partners, LLC, a real estate investment firm that manages institutional, third party capital (2009-present)

• President of Harmon & Co., a strategic and financial advisory services company (2007-2008)

• President and Chief Investment Officer of the J.E. Robert Companies, Inc., a fully integrated real estate investment firm (1997-2007)

QUALIFICATIONS

Ms. Harmon’s experience in commercial real estate investment, development and finance enables her to provide important perspectives on the Company’s investments as well as potential financings for the Company’s investments

EDUCATION

• BA, Johns Hopkins University

• MBA, Wharton School of the University of Pennsylvania

OTHER

FORMER PUBLIC BOARDS

•  Forest City Realty Trust, Inc., a company principally engaged in the operation, development, management and acquisition of office, apartment and retail real estate and land throughout the United States

• Avis Group Holdings, Inc., a company involved in operating portions of the Avis car rental system

MISCELLANEOUS

• Chairperson of the Pension Real Estate Association Foundation

• Member of the Board of Directors of Urban Alliance, Seizing Every Opportunity and PERE

• Member of the Advisory Council for NYU Stern Center for Business and Human Rights

• Previously appointed by President Obama to serve as a Commissioner for the White House Fellows program

SOLOMON J. KUMIN Co-President, Leucadia Asset Management Age: 48 Independent Director since 2014 Committee Membership • Compensation Committee • Investment Committee
EXPERIENCE

• Co-President at Leucadia Asset Management, an asset management firm (2020-present), was previously the Chief Strategic Officer; joined 2018

• Chief Executive Officer of Folger Hill Asset Management, which merged with Schonfeld Strategic Advisors LLC, a hedge fund, in 2018 (2015-2018)

• Chief Operating Officer, S.A.C. Capital Advisors, a hedge fund (2005-2010), joined 2005

• Vice President, Institutional Sales at Sanford C. Bernstein, a subsidiary of AllianceBernstein LP (2001-2005)

• Started his career at Lazard Asset Management as a Marketing Associate in 1999

QUALIFICATIONS

Mr. Kumin’s experience and knowledge in the asset management industry enable him to provide valuable insight on the Company’s operations, management, capital markets and portfolio allocation

EDUCATION

• BA, Political Science, Johns Hopkins University

OTHER

• Member of the Boards of Trustees of Johns Hopkins University

• Member of the Boards of Trustees of the Fessenden School in West Newton, Massachusetts, for which he is the Chairman

• Member of the Boards of Trustees of the Thoroughbred Owners and Breeders Association

• Member of the Boards of Directors of Team Impact and the USA Lacrosse Foundation, for which he is the Chairman

• Member of the Trust Board of Boston Children’s Hospital and the Johns Hopkins Lacrosse Advisory Board

2024 Proxy Statement 5

FRED PERPALL Chief Executive Officer, The Beck Group Age: 49 Independent Director since 2020 Committee Membership • Audit Committee • Investment Committee
EXPERIENCE

• Chief Executive Officer of The Beck Group, one of the world’s largest integrated design-build firms (2013-present); has served in various other roles with The Beck Group since 1999

• Alumnus of the 183rd class of Harvard Business School’s Advanced Management Program

• Former Americas Fellow at The Baker Institute at Rice University

QUALIFICATIONS

Mr. Perpall brings deep leadership and public company experience as well as real estate acumen to the Board

EDUCATION

• BS, Architecture, University of Texas at Arlington

• M. Arch., University of Texas at Arlington

OTHER

CURRENT PUBLIC BOARDS

• FedEx Corporation, the parent holding company that provides strategic direction to the FedEx portfolio of companies, which includes a broad portfolio of transportation, e-commerce and business services

FORMER PUBLIC BOARDS

• Triumph Financial, Inc., a financial holding company headquartered in Dallas, Texas that offers a diversified line of payments, factoring and banking services

MISCELLANEOUS

• Member of the Board of Councilors for The Carter Center

• President of the United States Golf Association

• Former Chairman of the Dallas Citizens Council

• Co-Chair of Dallas’ COVID-19 Economic Recovery Task Force

6 STARWOOD PROPERTY TRUST

FRED S. RIDLEY Partner, Foley & Lardner LLP Age: 71 Independent Director since 2018 Committee Membership • Nominating and Corporate Governance Committee (Chair)
EXPERIENCE

•  Partner at Foley & Lardner LLP (“Foley”), an international law firm (2001-present); former national chair of Foley’s Real Estate Practice, a member and former co-chair of the Hospitality & Leisure Team, a member of the Sports Industry Team and a former member of Foley’s Management Committee

• Partner at Annis Mitchell Cockey Edwards & Roehn, P.A., a law firm that was based in Tampa, Florida (1986-2001); Associate (1984-1986)

• Partner at Bucklew, Ramsey & Ridley, P.A., a law firm that was based in Tampa, Florida (1982-1984); Associate (1980-1982)

• Worked at IMG, a sports management firm based in Cleveland, Ohio (1977-1980)

QUALIFICATIONS

Mr. Ridley has over 35 years of experience and knowledge in the legal and real estate industries enabling him to provide valuable insight into the current state of the commercial real estate markets and potential new investments

EDUCATION

• BA, Business Administration, University of Florida

• JD, Stetson University College of Law

OTHER

• Has over 35 years of experience in representing financial institutions and developers of single-family and multi-family real estate projects, including coordination of acquisition and financing issues, environmental and coastal permitting, and negotiations of entitlements with local and state governmental entities

• Recognized by Chambers and Partners for his work in real estate law in its annually published Chambers USA: America’s Leading Business Lawyers each year from 2004 to 2023 and has been selected for inclusion in the 2006 – 2017 Florida Super Lawyers lists

• Recognized by The Legal 500 in the area of real estate (2010 and 2013-2016) and has been selected for inclusion in The Best Lawyers in America© in the fields of Real Estate Law (2007 – 2024) and Leisure and Hospitality Law (2013 – 2024). Was also the 2024 Leisure and Hospitality Law “Lawyer of the Year” in Tampa, Florida

2024 Proxy Statement 7

BARRY S. STERNLICHT Chairman of the Board and Chief Executive Officer of the Company Age: 63 Director since 2009 Committee Membership • Investment Committee (Chair)
EXPERIENCE

• Starwood Property Trust Chairman of the Board and Chief Executive Officer since its inception (2009-present)

• Chairman of the Board and Chief Executive Officer of Starwood Capital Group, a privately held global investment firm with approximately $115 billion in assets under management and an affiliate of the Company, since its formation (1991-present)

• Chairman and Chief Executive Officer of Starwood Capital Group Management, LLC, a registered investment advisor and an affiliate of the Company (present)

• Chairman of the Board of Starwood Real Estate Income Trust, Inc. (2017-present)

• Founder, Chairman and Chief Executive Officer of SH Group, a hotel management company that owns and manages the Baccarat Hotels & Resorts, 1 Hotels and Treehouse brands (present)

• Founder and Chairman of Jaws Mustang Acquisition Corporation, a special purpose acquisition company listed on the New York Stock Exchange

• Founder, Chairman and Chief Executive Officer of Starwood Hotels & Resorts Worldwide, Inc. (1995-2005)

QUALIFICATIONS

Mr. Sternlicht’s extensive experience in both the commercial real estate markets and as a senior executive and director of other publicly traded corporations enables him to provide the Board with leadership and financial expertise as well as insight into the current status of the global financial and real estate markets

EDUCATION

• BA, magna cum laude, with honors, Brown University

• MBA, with distinction, Harvard Business School

OTHER

CURRENT PUBLIC BOARDS

• Estée Lauder Companies

• Jaws Mustang Acquisition Corporation

• LOG Commercial Properties e Participacoes SA

FORMER PUBLIC BOARDS

• Cano Health, Inc.; Jaws Acquisition Corp.; Jaws Hurricane Acquisition Corporation; Jaws Juggernaut Acquisition Corporation; Jaws Spitfire Acquisition Corp.; Vesper Healthcare Acquisition Corp.; A.S. Roma; Invitation Homes; Restoration Hardware; Starwood Waypoint Homes (Co-Chairman), a predecessor company of Invitation Homes; TRI Pointe Group (Chairman); Baccarat S.A. (Chairman), a crystal maker headquartered in Baccarat, France

MISCELLANEOUS

• Over the past 30 years, Mr. Sternlicht has structured investment transactions with an aggregate asset value in excess of $200 billion

• Board Member of Real Estate Roundtable, the Dreamland Film & Performing Arts Center and the Business Committee for the Arts of Americans for the Arts

• Former Chairman of the Board and current Board member of The Robin Hood Foundation

• Member of the U.S. Olympic and Paralympic Foundation Trustee Council, the World Presidents’ Organization and the Urban Land Institute

8 STARWOOD PROPERTY TRUST

STRAUSS ZELNICK

Chief Executive Officer and Chairman of the Board of Directors of Take-Two Interactive Software

Age: 66

Independent Director since 2009

Committee Membership

• Audit Committee (Chair)

• Nominating and Corporate Governance Committee

• Compensation Committee

• Investment Committee

EXPERIENCE

• Take-Two Interactive Software, Inc., a video game holding company, Chief Executive Officer (2011-present) and Chairman of the Board of Directors (2007-present)

• Founder and Managing Partner of Zelnick Media Capital (“ZMC”), a media enterprise which manages and holds interests in an array of businesses in the United States and Canada (2001-present)

• Previously served as Chairman and Chief Executive Officer of Columbia Music Entertainment, Chairman of ITN Networks and Chairman of Direct Holdings Worldwide and OTX

• BMG Entertainment, a music and entertainment company, President and Chief Executive Officer of (1998-2000), President and Chief Executive Officer of North America (1995-1998)

• President and Chief Executive Officer of Crystal Dynamics, a producer and distributor of interactive entertainment software

• President and Chief Operating Officer of 20th Century Fox, where he managed all aspects of Fox Inc.’s worldwide motion picture production and distribution business

• President and Chief Operating Officer of Vestron Inc.

• Vice President, International Television, at Columbia Pictures

QUALIFICATIONS

Mr. Zelnick’s experience as a director and senior executive of publicly traded corporations enables him to provide the Company with leadership and financial expertise

EDUCATION

• BA, Wesleyan University

• MBA, Harvard Business School

• JD, Harvard Law School

OTHER

CURRENT PUBLIC BOARDS

• Take-Two Interactive Software, Inc., a leading developer, publisher and marketer of interactive entertainment for consumers around the globe

FORMER PUBLIC BOARDS

• CBS Corp., Non-Executive Interim Chairman of the Board (2018-2019)

• Reed Elsevier (now known as RELX) (2005-2007)

• Carver Bancorp, Inc. (2000-2007)

• Insignia Financial Group, Inc. (1998-2003)

2024 Proxy Statement 9

HOW DIRECTORS ARE SELECTED, ELECTED AND EVALUATED

The Nominating and Corporate Governance Committee, as well as the full Board, examines a number of qualifications, attributes and criteria when identifying and selecting candidates to serve as a director. These include a candidate’s experience, skills, expertise, diversity (including gender and racial/ethnic background), age, personal and professional integrity, character, business judgment, time availability, dedication, independence from management and the Company, potential conflicts of interest and such other factors that the Nominating and Corporate Governance Committee considers appropriate in the context of the needs of the Board, as discussed in the section of this Proxy Statement entitled “Our Board—How the Board is Structured and Operates—Board and Committee Meetings—Nominating and Corporate Governance Committee.”
The Company’s Amended and Restated Bylaws (the “Bylaws”) provide that a majority of the entire Board may increase or decrease the number of directors, provided that the number of directors shall never be less than the minimum required by the Maryland General Corporation Law nor more than 15. The Board is currently comprised of nine members.
At the Annual Meeting, nine directors will be elected to serve on the Board, each to serve for a one-year term expiring at our 2025 Annual Meeting of Shareholders, and with each elected director holding office until his or her successor has been elected and qualified or until his or her earlier resignation or removal. Each nominee has agreed to serve as a director if elected, and the Board expects that each nominee will be available for election as a director. However, if any nominee becomes unavailable or is unwilling to serve as a director for any reason, the proxies may exercise their discretion to vote your shares for such other person as the Board may nominate.
Election of each nominee for one of the nine director positions requires the affirmative FOR vote of a plurality of all votes cast at the Annual Meeting. This means that the director nominee with the most votes for a particular seat is elected for that seat. However, pursuant to our Corporate Governance Guidelines, any nominee in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election will, within five days following the certification of the shareholder vote, tender his or her written resignation to the Chairman of the Board for consideration by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will then review the director’s continuation on the Board and recommend to the Board whether the Board should accept such tendered resignation. The Board, after giving due consideration to the best interests of the Company and its shareholders, will make a decision on whether to accept the tendered resignation and promptly disclose its decision and, if applicable, the reasons for rejecting the tendered resignation.
10 STARWOOD PROPERTY TRUST

Determination of Director Independence
Pursuant to the Company’s Corporate Governance Guidelines, the Board must be comprised of a majority of directors who qualify as independent directors under the listing standards of the New York Stock Exchange (the “NYSE”). The Board reviews annually the relationships that each director has with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). Following such annual review, only those directors who the Board affirmatively determines have no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) will be considered independent directors, subject to additional qualifications prescribed under the listing standards of the NYSE or under applicable law. The Board may adopt and disclose categorical standards to assist it in determining director independence. In the event that a director becomes aware of any change in circumstances that may result in such director no longer being considered independent under the listing standards of the NYSE or under applicable law, the director must promptly inform the Chair of the Nominating and Corporate Governance Committee.
The Board considered all relevant facts and circumstances in assessing director independence and has determined that Mr. Bronson, Ms. Douglas, Ms. Harmon, Mr. Kumin, Mr. Perpall, Mr. Ridley and Mr. Zelnick are each independent directors. Mr. Sternlicht is not an independent director due to his position as Chief Executive Officer of the Company, among other positions. Mr. Dishner is not independent due to his position as Executive Vice President of SPT Management, LLC, our Manager, and President and Chief Operating Officer of Starwood Capital Group, an affiliate of our Manager.
In making these independence determinations, the Board took into account the following relationships:
•
With respect to Mr. Bronson, the Board took into account the relationships between the Company and each of SREIT and Invitation Homes, in which, with respect to each entity, an affiliate of the Company is a shareholder and of which Mr. Bronson is a director. In addition, Mr. Sternlicht serves as the Chairman of the Board of SREIT and as a former director of Invitation Homes. The Board also took into account Mr. Bronson’s investment in Mustang Sponsor LLC, the special purpose acquisition company sponsor vehicle to Jaws Mustang Acquisition Corporation, in which Mr. Bronson owns less than a 0.5% equity interest. Mr. Sternlicht serves as the Founder and Chairman of Jaws Mustang Acquisition Corporation.

•
With respect to Ms. Douglas, the Board took into account an investment by LeFrak, for which Ms. Douglas is a Senior Managing Director, Acquisitions and Capital Markets. LeFrak made a minority investment in a hotel management company that is affiliated with Starwood Capital Group. The Board also took into account a small minority investment made by Ms. Douglas in Starwood Distressed Opportunity Fund XII, a fund created and managed by Starwood Capital Group.

•
With respect to Ms. Harmon, the Board took into account that her brother is employed by Newmark Group Inc. (“Newmark”). Newmark has served as a broker in ordinary course real estate transactions involving the Company and Starwood Capital Group from time to time. The total amounts paid from the Company to Newmark were significantly less than 1% of the annual gross revenues of Newmark in each of the last three years. In addition, Ms. Harmon’s son is the Chief Operating Officer of Bilt Rewards, a company in which Mr. Sternlicht and certain other executive officers of the Company collectively hold a small minority equity interest.

•
With respect to Mr. Kumin, the Board took into account Mr. Kumin's investment in Mustang Sponsor LLC, the special purpose acquisition company sponsor vehicle to Jaws Mustang Acquisition Corporation, in which Mr. Kumin owns less than a 0.5% equity interest. Mr. Sternlicht serves as the Founder and Chairman of Jaws Mustang Acquisition Corporation.

•
With respect to Mr. Ridley, the Board took into account the provision of legal services by Foley & Lardner LLP, a law firm of which Mr. Ridley is a partner, to the Company and commercial mortgage backed securities (“CMBS”) trusts for which a subsidiary of the Company has been appointed to act as the special servicer. For additional details regarding such legal services and legal fees, which were also considered by the Board, see the section of this Proxy Statement entitled “Certain Relationships and Related Transactions—Disclosure Regarding Fred Ridley.” The Board

2024 Proxy Statement 11

also took into account Mr. Ridley’s investment in Mustang Sponsor LLC, the special purpose acquisition company sponsor vehicle to Jaws Mustang Acquisition Corporation, in which Mr. Ridley owns less than a 0.5% equity interest. Mr. Sternlicht serves as the Founder and Chairman of Jaws Mustang Acquisition Corporation.
•
With respect to Mr. Zelnick, the Board took into account investments of Mr. Sternlicht in three ZMC-sponsored funds, of which Mr. Zelnick is the founder and managing partner, each of which amounted to less than 1% of such funds, as well as Mr. Sternlicht’s service on an advisory board of an affiliate of ZMC.

Board Evaluation Process
The Nominating and Corporate Governance Committee coordinates an annual self-assessment of the Board’s performance as well as the performance of each committee of the Board. The full Board and each committee discuss the results. The assessment includes a review of any areas in which the Board or management believes the Board can make a better contribution to the Company. The Nominating and Corporate Governance Committee utilizes the results of this self-evaluation process in assessing and determining the characteristics and critical skills required of prospective candidates for election to the Board and making recommendations to the Board with respect to assignments of Board members to various committees.
CORPORATE GOVERNANCE HIGHLIGHTS

We are proud of our strong corporate governance practices, including:
•	Strong independent leadership of the Board with a Lead Independent Director and seven of nine directors being independent
•	Regular executive sessions of independent directors
•	Annual election of directors
•	Resignation policy if any director receives a greater number of votes “withheld” from his or her election than votes “for” his or her election
•	Shareholders’ right to call special meetings
•	Single voting class stock
•	Shareholders can amend the Bylaws
•	No poison pill
•	Annual “say-on-pay” vote
•	Regular succession planning
12 STARWOOD PROPERTY TRUST

The Company maintains a corporate governance section on its website to provide relevant information to shareholders and other interested parties. Corporate governance information available on the Company’s website includes the charters of the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee of the Board; the Corporate Governance Guidelines of the Company; the Company’s Code of Business Conduct and Ethics; and the Company’s Code of Ethics for the Principal Executive Officer and Senior Financial Officers of the Company. See: www.starwoodpropertytrust.com, under the heading “Investor Relations” and the subheading “Corporate Governance.” The information is also available in print, mailed without charge, to any shareholder upon written request to the Company’s Secretary at Starwood Property Trust, Inc., 591 West Putnam Avenue, Greenwich, Connecticut 06830.
HOW THE BOARD IS STRUCTURED AND OPERATES

Board Leadership Structure
Mr. Sternlicht serves as Chief Executive Officer and as Chairman of the Board. At least once every year, the Board reviews the appropriate leadership structure for the Company. The Board believes that this leadership structure is appropriate and has enabled the Company to attract and retain a strong Chief Executive Officer. This structure results in a leader of the Board with greater substantive knowledge of the Company and the industry in which it operates than would otherwise be the case. The Board believes that Mr. Sternlicht’s deep understanding of the Company’s business, growth opportunities and challenges enables him to provide strong and effective leadership to the Board and to keep the Board fully informed of important issues facing the Company. Additionally, the Board believes that Mr. Sternlicht’s exceptional leadership and track record of success since his appointment as Chief Executive Officer and Chairman of the Board at the Company’s inception in 2009 make him uniquely qualified to lead discussions of the Board, foster an important unity of leadership between the Board and management and promote alignment of the Company’s strategy with its operational execution. The Board believes the Company’s overall corporate governance policies and practices, combined with the strength of the Company’s independent directors, minimize any potential conflicts that may result from combining the roles of Chief Executive Officer and Chairman of the Board.
Our Corporate Governance Guidelines contemplate that, if the Chairman of the Board is not an independent director, the independent directors will designate one of the independent directors to serve as Lead Independent Director. Mr. Bronson currently serves as Lead Independent Director. The Lead Independent Director works with the Chief Executive Officer and Chairman of the Board to ensure that the Board discharges its responsibilities, has structures and procedures in place to enable it to function independently of management and clearly understands the respective roles and responsibilities of the Board and management. In addition, the Lead Independent Director’s duties include facilitating communication with the Board and presiding over all meetings of the Board at which the Chairman is not present, including regularly conducted executive sessions of the independent directors. It is the role of the Lead Independent Director to review and approve matters such as meeting agendas, meeting schedule sufficiency and, where appropriate, other information provided to the other directors. The Lead Independent Director serves as the liaison between the Chairman and the independent directors; however, all directors are encouraged to, and in fact do, consult with the Chairman on each of the above topics. The Lead Independent Director and each of the other directors communicate regularly with the Chairman regarding appropriate agenda topics and other matters related to the Board. The Lead Independent Director has the authority to call meetings of the independent directors and is available for consultation and
2024 Proxy Statement 13

direct communication with interested parties. In performing these duties, the Lead Independent Director consults with the Chairs of the appropriate committees of the Board and solicits their participation in order to avoid diluting the authority or responsibilities of such committee Chairs.
Board and Committee Meetings
The Board has four standing committees: an Audit Committee, a Nominating and Corporate Governance Committee, a Compensation Committee and an Investment Committee. The current charters for each of the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee are available on the Company’s website, www.starwoodpropertytrust.com, under the heading “Investor Relations” and the subheading “Corporate Governance.” Further, the Company will provide copies of these charters, without charge, to any shareholder upon written request to the Company’s Secretary at Starwood Property Trust, Inc., 591 West Putnam Avenue, Greenwich, Connecticut 06830.
The following descriptions of the functions performed by the committees of the Board are general in nature and are qualified in their entirety by reference to the committees’ respective charters.
Audit Committee
The Audit Committee, presently comprised of Mr. Zelnick (Chair), Mr. Bronson, Ms. Douglas and Mr. Perpall, is responsible for the selection, evaluation and oversight of the Company’s independent auditors, as well as oversight of the financial reporting process and internal controls of the Company. Each Audit Committee member is “independent” as defined in the NYSE listing standards. The Board has determined that Mr. Zelnick qualifies as an “audit committee financial expert” as defined in the applicable SEC rules, and the Board has determined that Mr. Zelnick has accounting and related financial management expertise and that each member of the Audit Committee is financially literate within the meaning of the listing standards of the NYSE. The Audit Committee met four times during 2023.
The primary purposes of the Audit Committee are to provide assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Company and its subsidiaries, including, without limitation, (a) assisting the Board’s oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the Company’s independent auditors’ qualifications and independence and (iv) the performance of the Company’s independent auditors and the Company’s internal audit function, and (b) preparing the report required to be prepared by the Audit Committee pursuant to the rules of the SEC for inclusion in the Company’s annual proxy statement.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee, presently comprised of Mr. Ridley (Chair), Mr. Bronson, Ms. Douglas and Mr. Zelnick, identifies and recommends to the Board individuals qualified to serve as directors of the Company and on committees of the Board, advises the Board with respect to the Board’s composition, procedures and committees, advises the Board with respect to the corporate governance principles applicable to the Company and oversees the evaluation of the Board and the Company’s management. Each Nominating and Corporate Governance Committee member is “independent” as defined in the NYSE listing standards. The Nominating and Corporate Governance Committee met two times during 2023.
In considering the qualifications, attributes and criteria for serving as a director of the Company, the Nominating and Corporate Governance Committee examines a candidate’s experience, skills, expertise, diversity attributes, age, personal and professional integrity, character, business judgment, time availability, dedication, independence from management and the Company, potential conflicts of interest and such other relevant factors that the committee considers appropriate in the context of the needs of the Board. The Nominating and Corporate Governance Committee does not have a formal policy regarding diversity,
14 STARWOOD PROPERTY TRUST

although diversity is taken into account when evaluating director candidates. One-third of our Board identifies as diverse in terms of gender identity or race/ethnicity. The Nominating and Corporate Governance Committee intends to seek opportunities to increase the Board’s gender diversity in particular with any new appointments made in connection with regular director turnover.
Once a person has been identified by the Nominating and Corporate Governance Committee as a potential candidate, the Nominating and Corporate Governance Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating and Corporate Governance Committee determines that the potential candidate warrants further consideration, a member of the Board will contact the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Nominating and Corporate Governance Committee requests information from the candidate and reviews the person’s accomplishments and qualifications. The Nominating and Corporate Governance Committee identifies potential nominees by seeking input from fellow directors, executive officers, professional firms and shareholders and stakeholders.
The Nominating and Corporate Governance Committee will consider director candidates recommended by our shareholders under the same standards in considering director candidates recommended by other sources. However, in addition to taking into consideration the needs of the Board and the qualifications of the candidate, the committee may also consider the number of shares held by the recommending shareholder and the length of time that such shares have been held by such shareholder.
Shareholders may also directly nominate a candidate for Director pursuant to the advance notice provisions of the Company’s Bylaws. Director nominations must be submitted in writing to the Company’s Secretary at Starwood Property Trust, Inc., 591 West Putnam Avenue, Greenwich, Connecticut 06830 and otherwise satisfy the requirements set forth in the Company’s Bylaws.
While the Board does not maintain an established mandatory retirement age, the Nominating and Corporate Governance Committee will review each director’s continuing Board service upon reaching the age of 77 and every year thereafter. One of the director candidates for re-election, Richard D. Bronson, will be 79 years old at the time of the Annual Meeting. After due consideration, the Nominating and Corporate Governance Committee has determined to nominate Mr. Bronson for re-election at the Annual Meeting. Mr. Bronson brings extensive experience and knowledge in the real estate industry that provides valuable insight into potential investments and the current state of the commercial real estate markets to the Board.
Compensation Committee
The Compensation Committee, presently comprised of Mr. Bronson (Chair), Mr. Kumin and Mr. Zelnick, oversees the Company’s compensation and employee benefit plans and practices, including its executive compensation plans, and its incentive compensation and equity-based plans. The Compensation Committee also oversees the annual review of the Management Agreement, dated as of August 17, 2009, by and between the Company and the Manager (as the same may be amended from time to time, the “Management Agreement”), and oversees the annual review of the Company’s equity compensation plans.
The primary additional responsibilities of the Compensation Committee include reviewing and discussing with management the Company’s compensation discussion and analysis (the “CD&A”) to be included in the Company’s annual proxy statement or annual report on Form 10-K filed with the SEC and preparing the Compensation Committee Report as required by the rules of the SEC. The Compensation Committee further oversees the review and approval of general compensation pools and plans for the employees of the Company. Each Compensation Committee member is “independent” as defined in the NYSE listing standards. The Compensation Committee met three times during 2023.
2024 Proxy Statement 15

The Compensation Committee has the authority to determine the compensation payable to the Company’s directors and to grant awards under the Company’s equity incentive plans and from time to time may solicit recommendations from the Company’s executive officers and/or outside compensation consultants in determining the amount or form of such director compensation or awards. The Compensation Committee also has the authority to review and, where applicable, approve base salary and bonus levels to be paid by an affiliate of the Manager and equity-based compensation to be made to the Company’s named executive officers. In determining the amount and form of such compensation, the Compensation Committee seeks recommendations from time to time from the Company’s Chairman of the Board and Chief Executive Officer and/or outside compensation consultants. The Compensation Committee also oversees risk when it considers granting equity awards to the Manager under the Management Agreement, including with respect to the review of performance-related factors when granting such awards. For example, in evaluating investments and other management strategies, the opportunity to earn incentive compensation based on net income may lead the Manager to place undue emphasis on the maximization of net income at the expense of other criteria, such as the preservation of capital, maintaining sufficient liquidity and/or management of credit risk or market risk, in order to achieve higher incentive compensation. Investments with higher yield potential are generally riskier or more speculative. As a result, the Compensation Committee evaluates performance-related factors (such as net income) in conjunction with other key risk exposure factors in making grants to the Manager. The Compensation Committee also has the authority to form subcommittees consisting of at least two directors for any purpose that the Compensation Committee deems appropriate and may delegate to such subcommittees such power and authority as it deems appropriate, except any power or authority required by any law, regulation or NYSE listing standard to be exercised by the Compensation Committee as a whole.
Compensation Committee Interlocks and Insider Participation
There were no compensation committee interlocks required to be disclosed during the calendar year ended December 31, 2023. The directors who were members of the Compensation Committee during the calendar year ended December 31, 2023 were Mr. Bronson, Mr. Kumin and Mr. Zelnick, none of whom are, or have been, officers or employees of the Company and none of whom had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K.
Investment Committee
The Investment Committee, currently comprised of Mr. Sternlicht (Chair), Mr. Dishner, Mr. Kumin, Mr. Perpall and Mr. Zelnick, reviews certain investments made by the Company. Any proposed investment valued at $250 million up to $400 million of our equity capital will require the separate review and approval of the Investment Committee of the Board and the Investment Committee of the Manager and any proposed investment valued at $400 million or more will require the approval of the full Board and the Investment Committee of the Manager.
Disclosure Committee
The Company also maintains a disclosure committee (the “Disclosure Committee”) consisting of members of our executive management and senior staff. The purpose of the Disclosure Committee is to oversee our system of disclosure controls and assist and advise our Chief Executive Officer and Chief Financial Officer in making required certifications in SEC reports. The Disclosure Committee was established to bring together on a regular basis representatives from our core business lines and employees involved in the preparation of our financial statements to discuss any issues or matters of which the members are aware that should be considered for disclosure in our public SEC filings and review our draft periodic reports prior to filing them with the SEC. The Disclosure Committee reports to our Chief Executive Officer and, as appropriate, to our Audit Committee. The Disclosure Committee meets quarterly and otherwise as needed. The Disclosure Committee has adopted a written charter to memorialize its purpose and procedures, a copy of which may be found on our website at www.ir.starwoodpropertytrust.com under the “Governance Documents” subtab of the “Corporate Governance” tab.
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Succession Planning
The Board regularly engages in succession planning for senior officers of the Company. The Board also has regular and direct exposure to senior leadership in meetings held throughout the year and discusses key leader development and retention.
Service on Other Boards
The Company does not have a formal policy limiting the number of other public company boards of directors upon which a director may sit. However, the Nominating and Corporate Governance Committee considers the number of other public company boards and non-public company boards (or comparable governing bodies) on which a prospective nominee or a director is a member. Although the Company does not impose a limit on outside directorships, it does recognize the substantial time commitments attendant to Board membership and expects that the members of its Board be fully committed to devoting all such time as is necessary to fulfill their Board responsibilities, both in terms of preparation for, and attendance and participation at meetings.
In addition, in recognition of the enhanced time commitments associated with membership on a public company’s audit committee, the Board has adopted a policy that no member of the Audit Committee may serve simultaneously on the audit committees of more than two other public companies.
Our Chairman and CEO, Barry S. Sternlicht, currently serves on three outside public company boards. However, one of those boards is a special purchase acquisition company (SPAC), formed for the limited purpose of identifying acquisition targets and consummating a business combination. Despite Mr. Sternlicht’s outside commitments, the Board is satisfied that Mr. Sternlicht demonstrates adequate dedication and availability to fulfil his roles with the Company.
Board and Role in Risk Oversight
The Manager is responsible for the day-to-day management of the risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. To do this, the Chairman of the Board meets regularly with management to discuss strategy and risks facing the Company. Senior management members attend the Board’s meetings and are available to address any questions or concerns raised by the Board on risk management and any other matters. The Chairman of the Board and non-executive members of the Board work together to provide strong, independent oversight of the Company’s management and affairs through its standing committees and, when necessary, special meetings of independent directors.
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The members of the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation Committee of the Board, including their respective Chairs, are comprised entirely of independent directors who serve in oversight roles. Through these committees, the Board is actively involved in the oversight of risk, compliance, possible conflicts of interest and related party transactions. The Nominating and Corporate Governance Committee oversees risk associated with our corporate governance practices and policies. The Audit Committee oversees the Company’s risk, policies for risk management and specific risks associated with major financial exposures, legal matters, operational risks and compliance with laws and regulations. The Compensation Committee oversees risks associated with the Company’s compensation policies and practices.
Environmental, Social and Governance Risk Oversight
The Board considers environmental, social and governance (“ESG”) risks, including the impact of climate change, as part of the Company’s risk profile. Given the depth and breadth of risks relating to ESG matters, we share responsibility for such risks across the entire Board and all of its committees, leveraging the risk oversight expertise of each Board committee based on subject matter. The Board oversees ESG risks as part of its oversight of our business, strategy and enterprise risk management. Each committee provides an update to the full Board on matters discussed and reviewed in its meeting held prior to the Board meeting, including with respect to ESG risks. In addition, the Board receives quarterly strategic updates, where topics relating to ESG matters, such as diversity and inclusion goals, human capital strategy and environmental and social business risks are discussed. The Board reviews these topics and their related risks to ensure that they advance the Company’s strategy. Finally, the Board periodically reviews changes in the Company’s enterprise risk portfolio, including changes to ESG risks, and discusses any additional Board or management action needed to help oversee and manage these risks.
Cybersecurity Risk Oversight
Oversight of cybersecurity is a joint responsibility of our Board of Directors and Audit Committee, with each receiving at least quarterly updates from management on our cybersecurity program, including measures taken to address cybersecurity risks and significant cybersecurity incidents. We have implemented a comprehensive cybersecurity program that employs various controls and activities aimed at identifying, protecting against, detecting and responding to cybersecurity threats. These controls and activities include hardware and software inventory tracking, endpoint protection and network security measures to safeguard our assets from unauthorized access and attacks. We prioritize data protection through data classification and access management designed to permit access only by authorized personnel. Controls and related activities are designed taking into consideration recognized third party cybersecurity frameworks.
For more information, please refer to Item 1C, “Cybersecurity” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
Executive Sessions of Non-Executive and Independent Directors
Executive sessions of the non-executive directors occur regularly during the course of the year. “Non-executive directors” include all independent directors and any other non-management directors. Mr. Bronson, our Lead Independent Director, is responsible for presiding over executive sessions of the non-executive directors. In addition, in the event that the non-executive directors include any director who is not an independent director, an executive session of only the independent directors will occur at least once a year.
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Number of Meetings of the Board and Attendance in 2023
The Board met six times during 2023, including both regularly scheduled and special meetings. Each director attended at least 75% of the meetings of the Board and of the committees of the Board on which such director served during the calendar year ended December 31, 2023. The Company expects each director serving on its Board to regularly attend meetings of the Board and the committees on which such director serves, and to review, prior to meetings, materials distributed in advance of such meetings. A director who is unable to attend a meeting is expected to notify the Chairman of the Board or the Chair of the appropriate committee in advance of such meeting. Additionally, the Company expects each director to attend the annual meetings of shareholders, and a director who is unable to attend such a meeting is expected to notify the Chairman of the Board in advance of such meeting. Each director then in office attended our 2023 annual meeting of shareholders.
Anti-Hedging Policy
Pursuant to the Company’s Code of Business Conduct and Ethics, directors, employees and their immediate families may not purchase, sell, acquire or dispose of any securities issued by the Company and all other entities affiliated with Starwood Capital Group, including any derivative instruments relating to these securities, without prior approval from the Company’s legal counsel.
How to Communicate with the Board
The Board casts a wide net for information and values input from a variety of stakeholders, including shareholders. We have therefore created a variety of means for our shareholders to communicate with us. These include:
•	writing to us via mail (as described below);
•	writing to the Board’s dedicated email address (provided below);
•	attending our annual meeting;
•	voting your proxies;
•	calling our Investor Relations Department (203-422-7788);
•	taking part in our shareholder engagement discussions; and
•	attending our periodic investor days.
Any interested party may initiate communications with the Board, the Chairman of the Board, the Lead Independent Director, the independent directors as a group, any committee of the Board or any individual director or directors by writing to our Secretary at the address set forth above. You should indicate on the outside of the envelope the intended recipient of your communication (i.e., the full Board, the independent directors as a group or any individual director or directors). In addition, interested parties may contact the Board, the Chairman of the Board, the Lead Independent Director, the independent directors as a group, any committee of the Board or any individual director or directors electronically via email to the Board’s designated email address: BoardofDirectors@stwdreit.com. The Board has instructed our General Counsel to review such mail and email correspondence and, at his discretion, not to forward items if he deems them to be of a commercial or frivolous nature or otherwise inappropriate for the recipient’s consideration.
2024 Proxy Statement 19

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons beneficially owning more than ten percent of a registered class of the Company’s equity securities to file reports of beneficial ownership and changes in such ownership on Forms 3, 4 and 5 with the SEC and the NYSE. These persons are also required to furnish the Company with copies of all Forms 3, 4 and 5 that they file. Based solely on the Company’s review of the copies of such Forms it has received, the Company believes that all its executive officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them since January 1, 2023, other than the filing of a Form 4 for Mr. Dishner reporting two transactions, which was filed late on August 14, 2023 and the filing of a Form 4 for Mr. Sternlicht reporting one transaction, which was filed late on March 16, 2023.
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NON-EMPLOYEE DIRECTOR COMPENSATION

Executive directors do not receive compensation for serving on the Board. For these purposes, an “executive director” is a member of the Board who is also an employee of Starwood Capital Group or an affiliate thereof, including the Company. For 2023, each non-executive director was entitled to receive a $110,000 annual cash retainer, payable in quarterly installments in conjunction with quarterly meetings of the Board. In addition, directors serving in the following roles were entitled to receive these additional annual cash retainers: our Lead Independent Director: $40,000; our Audit Committee Chair: $20,000; each member of the Audit Committee: $10,000; our Compensation Committee Chair: $15,000; each member of the Compensation Committee: $7,500; our Nomination and Corporate Governance Committee Chair: $10,000; each member of the Nominating and Corporate Governance Committee: $2,500; and each member of the Investment Committee: $2,500.
In addition, in 2023, each non-executive director was entitled to an equity award of $140,000, payable in the form of restricted shares of common stock that vest on the one-year anniversary of the date of grant, subject to the director’s continued service on the Board, under the Starwood Property Trust, Inc. 2022 Equity Plan (the “2022 Equity Plan”); and reimbursement of reasonable travel expenses incurred in connection with attending Board and committee meetings.
The table below summarizes the compensation paid by the Company to its non-executive directors for the calendar year ended December 31, 2023.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total ($)
Richard D. Bronson	177,500	140,442	—	—	—	—	317,942
Camille J. Douglas	122,500	140,442	—	—	—	—	262,942
Deborah Harmon(2)	110,000	140,442	—	—	—	—	250,442
Solomon J. Kumin	120,000	140,442	—	—	—	—	260,442
Fred Perpall	122,500	140,442	—	—	—	—	262,942
Fred S. Ridley	120,000	140,442	—	—	—	—	260,442
Strauss Zelnick	142,500	140,442	—	—	—	—	282,942
(1)
Represents the aggregate grant date fair value of awards of restricted shares of common stock calculated under the Financial Accounting Standard Board’s Accounting Codification Topic 718. Each grant date fair value is calculated using the closing price of our common stock on the date of grant as reported by the NYSE. On September 29, 2023, each non-executive director was granted an annual equity award equal to 7,258 restricted shares of common stock. The closing price of our common stock on September 29, 2023 was $19.35. As of December 31, 2023, each of the non-executive directors held 7,258 unvested shares of restricted stock, for a total unvested share count of 50,806.

(2)	Ms. Harmon was appointed to the Board effective as of April 6, 2023.
The Compensation Committee and the Board aim to provide and maintain competitive director compensation levels and minimize the complexity of the Company’s fee structure. For 2024, it is expected that each non-executive director will be entitled to receive the same levels of compensation, on the same terms, for service as a member of the Board and as a member of the committees of the Board as for 2023.
2024 Proxy Statement 21

The Board has adopted a guideline for equity ownership equal to at least three times the value of the annual Board membership cash retainer. When this guideline was implemented in 2011, directors had (i) five years from the time of the implementation of this guideline in 2011 or (ii) five years from the time of their election to the Board, whichever is later, to obtain this level of equity ownership. Restricted stock awards made by the Company in connection with service on the Board and its committees may be counted toward achieving the equity ownership guidelines. As of March 6, 2024, 15,210,282 shares of common stock were available for issuance under the 2022 Equity Plan (determined on a combined basis with the 2022 Manager Equity Plan (defined below)) and 50,806 shares of common stock were subject to unvested awards granted to non-executive directors under the 2022 Equity Plan.
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OUR COMPANY

We are a leading diversified real estate finance company—and the largest commercial mortgage real estate investment trust in the United States based on market capitalization. We are passionate about our business and want to share a summary of accomplishments of which we are proud. We also believe it is important to provide insight into how we think of ourselves and our larger purpose as a corporate citizen, which supports our ability to create value for our shareholders. We utilize a multi-cylinder investment platform that enables us to collaborate with Starwood Capital Group’s approximately 5,000 employees across its 16 global offices to find investment opportunities in our core focus areas of real estate and infrastructure. A few highlights regarding our Company are provided below:

STWD	32 YEARS
We have shares publicly traded on the NYSE
We have the ability to leverage the platform of Starwood Capital Group, a leading private investment firm with over 32 years of experience and broad operating expertise across virtually every real estate asset class

+$97B	+$27B
Capital deployed since our inception in August 2009	Portfolio across our Commercial and Residential Lending, Infrastructure Lending, Investing & Servicing and Property Business Segments

~300
Employees and ~50 additional people employed by the Manager or other providers that are fully dedicated to the Company’s business and operations	We have the size and expertise to successfully execute large, complex real estate transactions	We are one of the largest commercial mortgage special servicing businesses in the United States
2024 Proxy Statement 23

We also provide solutions to important environmental and social challenges, both through our property and infrastructure investments and via our residential lending portfolio. Here are some of the environmental and societal benefits that are inextricably linked to our core operations:

$2.0 billion investment in an affordable housing fund, which consists of 15,057 units of rent restricted multi-family properties. This fund, which the Company manages, is one of the largest providers and owners of affordable housing in the U.S.

As of December 2023, we owned 15,057 apartment units that provide housing to approximately 40,000 people, 98% of whom represent households earning around 60% of the median household income for each property’s region.

In every one of our communities, we have preserved all in-place affordability restrictions on our properties. We provide support services to residents such as the Soldiers to Scholars program, which offers free rent, utilities and maintenance to military veterans who are obtaining a college degree and free transportation to medical and retail destinations at seniors-only communities.

Since the purchase of our infrastructure lending platform in 2018, we have financed $840 million of renewable energy assets, including wind, hydro, solar and geothermal projects.
Since 2018, our renewable portfolio generated over 11,200 gigawatt hours of energy, avoiding over 11.2 million tons of CO2 emissions.

As of year-end 2023, the Company’s Commercial Real Estate Lending portfolio included $3.8 billion of loans where the underlying asset has or is seeking an energy certification. This represents 24% of our Commercial Real Estate Lending portfolio.

Our residential lending business has deployed over $13.4 billion since 2016, advancing financial inclusion by providing mortgages to many high-quality borrowers who might otherwise struggle to secure access to housing credit.

In our owned real estate portfolio, we run several initiatives focused on energy efficiency and cost savings, such as:
• a utility tracking program that enables efficient monitoring of water and electric use across portfolios; and
•
water conservation programs that invest in more efficient kitchen and bathroom fixtures, reducing water usage by approximately 42% on average. In 2023, the value of these savings was approximately $20 million.

Through our commercial real estate lending business, we evaluate environmental risks associated with our investments.
• We utilize a Phase I environmental site assessment to identify environmental conditions that may have a material impact on the property being assessed.

• We assess a property’s sustainability and marketability by reviewing characteristics including LEED certification, tenant amenities (such as bike storage and repair facilities), neighborhood walkability ratings and electric car charging stations.

• We conduct periodic property site visits which include physical inspection of the assets that include environmental considerations.

We are, in other words, a company that is:

Investing in renewable energy projects and integrating environmental due diligence into our lending practices.	Making affordable housing available for thousands of families.	Advancing financial inclusion by helping to make home ownership possible for people who can’t get traditional bank loans.
24 STARWOOD PROPERTY TRUST

To further our commitment to sustainability, we have aligned our social and environmental disclosures with market-leading frameworks SASB (Sustainability Accounting Standards Board) and TCFD (Task Force on Climate-related Financial Disclosures). The Company has identified the Mortgage Finance, Real Estate and applicable portions of the Asset Management & Custody Activities and Commercial Bank Sector Standards as most relevant to our business, as well as TCFD alignment, which highlights our climate-related considerations for the organization. The disclosures are publicly available on our website and can be viewed at the following link: https://www.starwoodpropertytrust.com/corporate-responsibility (note that information provided on our website is not incorporated by reference into this Proxy Statement). In addition, an affiliate of our Manager, Starwood Capital Group, is proud to be a signatory of the United Nations-supported Principles for Responsible Investment.
2024 Proxy Statement 25

SHAREHOLDER ENGAGEMENT

On a regular basis throughout the year, our management team—including our CEO and Chairman of the Board—attends investor conferences and holds one-on-one meetings and calls with investors to gain a better understanding of the issues that are important to existing and potential shareholders. We also interact with our shareholders’ stewardship and proxy voting teams and our directors remain open to engagements where valuable and appropriate.
During 2023, our management team held approximately 140 individual and group meetings with shareholders representing approximately 34% of our outstanding shares to discuss, among other topics, our business, financial and operating performance, our capital allocation priorities and our corporate governance and executive compensation. We use the information gathered in these meetings to help inform our governance and decision-making and ensure our interests remain aligned with those of our shareholders.
OUR PEOPLE

We have approximately 300 employees across offices located in Greenwich, New York, Miami Beach, Los Angeles, Charlotte, Stamford, London and San Francisco. We strive to be an employer of choice, and are therefore highly focused on creating and maintaining best in class recruitment, retention and compensation programs and a culture designed to encourage performance, integrity and well-being.
26 STARWOOD PROPERTY TRUST

OUR EXECUTIVE OFFICERS

The following chart lists the names, ages and positions of the executive officers of the Company. For additional information on Mr. Sternlicht see the section of this Proxy Statement entitled “Our Board—Proposal 1: Election of Directors.”
Name	Age	Position(s)
Barry S. Sternlicht	63	Chairman of the Board and Chief Executive Officer
Jeffrey F. DiModica, CFA	56	President
Rina Paniry	50	Chief Financial Officer, Treasurer, Principal Financial Officer and Chief Accounting Officer

JEFFREY F. DIMODICA, CFA President of the Company
EXPERIENCE

• President of the Company since September 2014

• Managing Director of an affiliate of the Manager since July 2014

• Director of the Company from its inception in 2009 until July 2014

• Managing Director and the Head of MBS/ABS/CMBS Sales and Strategy, where Mr. DiModica was responsible for the distribution of mortgage-backed securities (“MBS”), asset-backed securities (“ABS”) and CMBS to institutional clients, including banks, hedge funds, insurance companies and money managers, Royal Bank of Scotland (2007-2014); joined 2001

• Sold derivative and MBS products to institutional clients for Merrill Lynch in Boston, Massachusetts (1993-2001)

• Chemical Bank, Merchant and Investment Banking Group of the Commercial Real Estate Department (1989-1991)

EDUCATION

• BS/BA, with a concentration in Finance, Boston University

• MBA, Amos Tuck School of Business at Dartmouth College

• Chartered Financial Analyst

OTHER

• Advisory Board member of the Posse Foundation, a non-profit that has given full scholarships to over 10,000 inner city leaders to attend 64 national universities

• Founding President of MitoAction, a non-profit organization that provides education, support and advocacy for patients and families affected by mitochondrial disease

2024 Proxy Statement 27

RINA PANIRY Chief Financial Officer, Treasurer, Principal Financial Officer and Chief Accounting Officer of the Company
EXPERIENCE

• Chief Financial Officer, Treasurer, Principal Financial Officer and Chief Accounting Officer of the Company since May 2014

• Employee of Starwood Capital Operations, LLC since May 2014

• Chief Financial Officer (2013-2014) of LNR Property LLC, a wholly-owned subsidiary of the Company that was acquired by the Company in 2013; previously Chief Accounting Officer (2006-2013)

• Spent 11 years at Deloitte & Touche in various roles, principally in the real estate industry and in the functional areas of audit and mergers and acquisitions

EDUCATION

• BAcc/BA in Management Information Systems, Florida International University

• MAcc, Florida International University

• Certified Public Accountant in Florida

28 STARWOOD PROPERTY TRUST

EMPLOYMENT PRACTICES

We believe that our competitive compensation, outstanding benefits, training opportunities and stimulating work environment help us attract and retain people with exceptional financial and real estate skills. These benefits and opportunities include:
Exceptional Employee Benefits
•	Medical, prescription, dental and vision insurance for all employees and their families
•	401(k) plan with company match incentive
•	Employee Stock Purchase Plan (“ESPP”) with a discounted share purchase plan
•	Subsidized life and disability insurance
•	Paid time off for holidays, personal days and vacation
•	Gym subsidies, annual health screenings and flu shots
•	Matching charitable contributions
•	Education assistance programs
•	Commuter subsidy programs
Employee Retention and Satisfaction	Diversity and Inclusion

• Regular review and monitoring of employee turnover and reasons behind it • Regular review and monitoring of employee demographic data • Conduct regular Pulse Surveys to “take the pulse” of a large segment of employees to see how they feel about the Company, their work, our improvement progress and more • Approximately 23% of employees have a tenure of 15+ years	• Our Employee Handbook includes a discrimination, harassment and retaliation prevention policy • Programs to support diverse talent include: ○ Mentoring initiatives ○ Targeted college recruitment programs	39%
		of employees identify as female
		43%
		of employees identify as racially diverse
2024 Proxy Statement 29

Employee Training and Talent Management
•	Management and leadership training opportunities, including women in leadership training
•	One-on-one coaching
•	Professional designations
•	On average, 10-20% of employees participate in some form of management and leadership training programs each year
•	Approximately 30% of job openings are filled internally
30 STARWOOD PROPERTY TRUST

OUR SHAREHOLDERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of March 6, 2024 with respect to:
•	each of the Company’s directors and director nominees;
•	each of the Company’s named executive officers; and
•	all of the Company’s directors, director nominees and executive officers as a group.
Directors and Named Executive Officers	Amount and Nature of Beneficial Ownership	Percent of Class (%)
Richard D. Bronson(1)(2)	91,815	*
Jeffrey F. DiModica	925,984	*
Jeffrey G. Dishner(3)	652,354	*
Camille J. Douglas(1)	63,315	*
Deborah Harmon	7,258	*
Solomon J. Kumin(1)	57,523	*
Rina Paniry	466,730	*
Fred Perpall(1)	27,406	*
Fred S. Ridley(1)	37,295	*
Andrew Sossen(4)	—	—
Barry S. Sternlicht(5)	15,703,482	5.0%
Strauss Zelnick(1)(6)	84,815	*
Directors and Executive Officers as a Group (11 persons)	18,117,977	5.8%
*	Less than 1%
(1)	Includes 7,258 shares of unvested restricted common stock granted to each of the non-executive directors pursuant to the 2022 Equity Plan.
(2)	Includes 15,000 shares owned by Mr. Bronson’s spouse.
(3)	Includes 609,132 shares owned in a trust of which Mr. Dishner is the trustee.
(4)	Mr. Sossen resigned as our Chief Operating Officer, General Counsel, Chief Compliance Officer, Secretary and Executive Vice President effective April 28, 2023.
(5)
Includes 2,342,126 shares held by entities directly or indirectly controlled by Mr. Sternlicht and 233,333 shares issuable upon the vesting on March 31, 2024 of restricted stock units granted to the Manager.

(6)	Includes 11,800 shares owned in trusts of which Mr. Zelnick is the trustee and 2,600 shares owned by Mr. Zelnick’s spouse.
2024 Proxy Statement 31

The following table sets forth certain information relating to the beneficial ownership of our common stock by each person, entity or group known to the Company to be the beneficial owner of more than five percent of our common stock based on a review of publicly available statements of beneficial ownership filed with the SEC on Schedules 13D and 13G.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (%)
BlackRock, Inc.(1) 50 Hudson Yards New York, New York 10001	30,065,059	9.6%
The Vanguard Group(2) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	28,852,499	9.2%
(1)
Based on information as of December 31, 2023 set forth in Schedule 13G/A filed with the SEC on January 24, 2024 by BlackRock, Inc., which has sole voting power with respect to 29,606,692 shares of common stock and sole dispositive power with respect to 30,065,059 shares of common stock. BlackRock, Inc. did not report any shared voting or dispositive power with respect to shares of common stock.

(2)
Based on information as of December 29, 2023 set forth in Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group, which has sole voting power with respect to no shares of common stock, shared voting power with respect to 105,004 shares of common stock, sole dispositive power with respect to 28,423,644 shares of common stock and shared dispositive power with respect to 428,855 shares of common stock.

Unless otherwise indicated, all shares set forth in the tables above are owned directly and the indicated person has sole voting and investment power with respect thereto. Unless otherwise indicated, the percentage of beneficial ownership is calculated based on 313,873,770 shares of common stock outstanding as of March 6, 2024. In accordance with SEC rules, each listed person’s beneficial ownership includes:
•	all shares of our common stock the investor actually owns beneficially or of record;
•	all shares of our common stock over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and
•	all shares of our common stock the investor has the right to acquire within 60 days.
32 STARWOOD PROPERTY TRUST

HOW OUR EXECUTIVES ARE PAID
EXECUTIVE COMPENSATION

Compensation Discussion and Analysis
None of the named executive officers of the Company is currently an employee of the Company. We are managed by the Manager, pursuant to the terms of the Management Agreement, and all of our named executive officers are employees of an affiliate of the Manager. Because the Management Agreement provides that the Manager is responsible for managing the Company’s affairs, each of the Company’s Chief Executive Officer and its other current executive officers (other than Ms. Paniry), each of whom is also an executive of Starwood Capital Group or an affiliate thereof, does not receive cash compensation from the Company for serving as one of the Company’s executive officers. Instead, the Company pays the Manager management fees and reimbursement amounts, as described in the section of this Proxy Statement entitled “Certain Relationships and Related Transactions—Management Agreement,” and, at the discretion of the Compensation Committee of the Board, the Company may also grant equity-based awards directly to our executive officers or to the Manager, as described in the section of this Proxy Statement entitled “Certain Relationships and Related Transactions—Grants of Equity Compensation to the Manager.” Mr. Sternlicht, our Chairman of the Board and Chief Executive Officer, does not receive any direct compensation from the Manager or the Company for his services as Chairman of the Board or Chief Executive Officer of the Company, and the Company does not reimburse Starwood Capital Group or any of its affiliates for compensation paid to Mr. Sternlicht. Mr. Sternlicht is, however, the controlling equityholder of the parent of the Manager and, accordingly, has an interest in the fees paid and equity awards granted to the Manager.
Shareholder Engagement
The Board believes in regular interaction with shareholders on a broad variety of topics. We use the information gathered in these meetings to help inform our decision-making and ensure our interests remain aligned with those of our shareholders. For a description of our engagement efforts in 2023, please see “Our Company—Shareholder Engagement.”
Cash Compensation
We have not paid directly, and do not intend to pay directly, any cash compensation to our named executive officers (other than Ms. Paniry). Ms. Paniry, the Company’s Chief Financial Officer, Treasurer, Principal Financial Officer and Chief Accounting Officer, has been seconded to the Company by an affiliate of the Manager under the terms of a Secondment Agreement, effective as of January 1, 2014 (the “Paniry Secondment Agreement”), among such affiliate of the Manager, the Company and LNR Property, but the Company and certain of its subsidiaries directly pay the expenses incurred in connection with her service in these roles, including annual base salary and annual cash bonus (as well as employee benefit costs and any related employee withholding taxes). Mr. Sossen, the Company’s former Chief Operating Officer, General Counsel, Chief Compliance Officer, Secretary and Executive Vice President was seconded to the Company by an affiliate of the Manager under the terms of a Secondment Agreement, effective as of January 1, 2014 (the “Sossen Secondment Agreement”), between such affiliate of the Manager and the Company, pursuant to which the Company reimbursed such affiliate of the Manager for certain of its expenses incurred in connection with Mr. Sossen’s service in such roles as an executive of the Company, including annual base salary and annual cash bonus (as well as employee benefit costs and related employee withholding taxes). The Company does not pay or make any reimbursement with respect to Mr. DiModica’s compensation
2024 Proxy Statement 33

(other than for dividend equivalents paid by the Manager or one of its affiliates on equity-based compensation awards). For additional details, see the section of this Proxy Statement entitled “Certain Relationships and Related Transactions—Management Agreement—Reimbursement of Expenses.”
The annual base salary for 2023 of Mr. DiModica, the Company’s President, was $600,000 and his cash bonus for 2023 was $3,000,000. Ms. Paniry’s annual base salary for 2023 was $600,000 and her cash bonus for 2023 was $1,631,700. Mr. Sossen’s annual base salary for 2023 was $425,000, although we note that Mr. Sossen resigned from his position as Chief Operating Officer, General Counsel, Chief Compliance Officer, Secretary and Executive Vice President of the Company effective April 28, 2023. No cash bonus was paid to Mr. Sossen for 2023.
Messrs. DiModica’s and Sossen’s and Ms. Paniry’s annual base salaries were recommended by the Chairman of the Board and Chief Executive Officer in consultation with the Manager, with the assistance of Meridian, the Compensation Committee’s independent outside compensation consultant, based on a general understanding of compensation practices in our industry and a comparison against our peers, as well as anticipated salary requirements of other candidates who could potentially fill the positions. The Compensation Committee reviewed and approved Messrs. DiModica’s and Sossen’s and Ms. Paniry’s annual base salaries for 2023. Mr. DiModica’s and Ms. Paniry’s cash bonuses for 2023 were recommended by the Chairman of the Board and Chief Executive Officer in consultation with the Manager, with the assistance of Meridian, based upon a review of compensation paid by the Compensation Peer Group (as defined below) for comparable positions as well as broader industry compensation levels (including an evaluation of industry survey data provided by Meridian), as described below under “—Independent Compensation Consultant.” The Compensation Committee reviewed and approved Mr. DiModica’s and Ms. Paniry’s cash bonuses for 2023. In approving Mr. DiModica’s and Ms. Paniry’s cash bonuses, the Compensation Committee targeted amounts between the 50th and 75th percentile of the market data reviewed by the committee, including Compensation Peer Group and survey data.
Approximately 24% of the cash compensation paid to our named executive officers was fixed pay (i.e., base salary) and approximately 76% was incentive pay (i.e., cash bonus). The Compensation Committee did not apply any fixed metrics in determining the amount of the applicable cash bonuses to be paid for 2023. Rather, it took into consideration a range of factors, including the performance of the price per share of the common stock, profitability of the Company (including net income attributable to the Company and Distributable Earnings, a non-GAAP financial measure defined below), operations of the Company, risk management policies and practices of the Company, investment activity of the Company, management of the Company’s capital structure and completed acquisitions and dispositions.
Equity-Based Compensation
The Compensation Committee may grant our named executive officers certain equity-based awards. Where appropriate, these awards are designed to align the interests of our named executive officers with those of our shareholders by allowing our named executive officers to share in the creation of value for our shareholders through capital appreciation and dividends. These equity awards are generally subject to vesting requirements over a number of years, and are designed to promote the retention of management and to achieve strong performance for the Company. These awards provide a further benefit to us by enabling our Manager to attract, motivate and retain talented individuals to serve as our executive officers.
In 2023, the Company granted 49,445, 44,950 and 51,560 restricted shares of common stock to Messrs. DiModica and Sossen and Ms. Paniry, respectively, pursuant to the 2022 Equity Plan, which, in each case, vest annually in equal amounts over a three-year period, subject to such named executive officer’s continued service to the Company, with the first installment vesting upon the first anniversary of the effective date (March 15, 2024). In determining each of these equity-based awards for 2023, the Compensation Committee did not apply any fixed metrics. Rather, the Compensation Committee took into consideration a range of factors, including the performance of the common stock, profitability of the Company (including net income attributable to the Company and Distributable Earnings, a non-GAAP
34 STARWOOD PROPERTY TRUST

financial measure defined below), operations of the Company, risk management policies and practices of the Company, investment activity of the Company, management of the Company’s capital structure and completed acquisitions and dispositions. Messrs. DiModica’s and Sossen’s and Ms. Paniry’s equity-based awards for 2023 were recommended by our Chairman of the Board and Chief Executive Officer. The Compensation Committee also considered input from Meridian, its independent outside compensation consultant, as described below under “—Independent Compensation Consultant.”
Role of Compensation Committee
The Compensation Committee reviews and, where applicable, approves base salary and target bonus levels as well as any equity-based awards to be made to our named executive officers based on recommendations from the Company’s Chairman of the Board and Chief Executive Officer and outside compensation consultants. Information on the Compensation Committee’s processes and procedures for consideration of executive compensation is set forth in the section of this Proxy Statement entitled “Our Board—How the Board is Structured and Operates—Board and Committee Meetings—Compensation Committee.”
Independent Compensation Consultant
Meridian provides executive compensation consulting services to the Compensation Committee. Among other things, Meridian:
•	participates in the design of the Company’s executive compensation programs;
•
provides and reviews market data and advises the Compensation Committee on setting executive compensation levels and the competitiveness and reasonableness of the Company’s executive compensation program;

•	reviews and advises the Compensation Committee regarding the elements of the Company’s executive compensation program, including how it compares to the Company’s peers; and
•	reviews and advises the Compensation Committee regarding director compensation.
2024 Proxy Statement 35

In December 2023, as part of the review of Mr. DiModica’s and Ms. Paniry’s compensation, Meridian assisted the Compensation Committee with comparing previous executive compensation levels to (a) the executive compensation levels at twelve other publicly traded mortgage REITs and five other entities including diversified REITs and retail REITs that have characteristics that are similar to those of the Company (collectively, the “Compensation Peer Group”) and (b) executive compensation levels in the broader industry (based on general industry survey data provided by Meridian). The companies that comprised the Compensation Peer Group are:
Mortgage REITs	Other (including Diversified REITs and Retail REITs)
AGNC Investment Corp.	DigitalBridge Group, Inc.
Annaly Capital Management, Inc.	Realty Income Corporation
Apollo Commercial Real Estate Finance, Inc.	Spirit Realty Capital, Inc.
Arbor Realty Trust, Inc.	Walker & Dunlop, Inc.
Blackstone Mortgage Trust, Inc.	W. P. Carey Inc.
Chimera Investment Corporation
KKR Real Estate Finance, Inc.
Ladder Capital Corp
New York Mortgage Trust, Inc.
Redwood Trust, Inc.
TPG RE Finance Trust, Inc.
MFA Financial, Inc.
Meridian does not, and did not in the calendar year ended December 31, 2023, provide any other services to the Company or the Manager.
Role of Chief Executive Officer
As noted above, the Compensation Committee is responsible for reviewing and, where applicable, approving compensation for our named executive officers. Our Chairman of the Board and Chief Executive Officer, Mr. Sternlicht, annually reviews the performance of each member of senior management (other than his own performance). Recommendations based on these reviews, including salary adjustments, annual bonuses and equity-based awards, if any, are presented by Mr. Sternlicht to the Compensation Committee. All compensation decisions for 2023 made by the Compensation Committee with respect to the named executive officers (other than Mr. Sternlicht) were made after deliberation with Mr. Sternlicht. As noted elsewhere in this Proxy Statement, Mr. Sternlicht does not receive any direct compensation for his services as Chairman of the Board and Chief Executive Officer of the Company, and the Company does not reimburse Starwood Capital Group or any of its affiliates for compensation paid to Mr. Sternlicht. Mr. Sternlicht is, however, the controlling equityholder of the parent of the Manager and, accordingly, has an interest in the fees paid and equity awards granted to the Manager.
In addition, at various times during the year at the request of the Compensation Committee, Mr. Sternlicht attends Compensation Committee meetings, or portions of Compensation Committee meetings, to provide the Compensation Committee with information regarding the Company’s operational performance, financial performance or other topics requested by the Compensation Committee to assist the Compensation Committee in making its compensation decisions.
36 STARWOOD PROPERTY TRUST

Role of Manager
As noted elsewhere in this Proxy Statement, the Company does not pay any cash compensation to our named executive officers (other than Ms. Paniry). Rather, cash compensation is paid to such named executive officers, other than Mr. Sternlicht, by the Manager or its affiliates. Mr. Sternlicht receives no cash compensation for his service as our Chairman of the Board and Chief Executive Officer, although, as the controlling equityholder of the parent of the Manager, he has an interest in the fees paid and equity awards granted to the Manager. The Company does not reimburse the Manager or its affiliates for Mr. DiModica’s cash compensation. In addition, from time to time, equity awards have been granted to Mr. DiModica by the Manager or its affiliates. No portion of the management fee is allocated to compensation paid by the Manager or its affiliates to our named executive officers.
The Manager provides the day-to-day management of the Company’s operations. This arrangement enables the Company to have access to the Manager’s over 5,000 employees around the globe to provide transaction flow and insight into economic and local market trends. In addition, this arrangement gives the Company access to the Manager’s seasoned executive team, which has an average of 32 years of industry experience. We believe that this arrangement has contributed significantly to our success. The management fee compensates the Manager for these services that it provides to the Company.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the CD&A included in this Proxy Statement with management. Based on that review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in this Proxy Statement.
Respectfully submitted by the Compensation Committee of the Board.
Richard D. Bronson (Chair)
Solomon J. Kumin
Strauss Zelnick
Pay Ratio Disclosure
As noted elsewhere in this Proxy Statement, Mr. Sternlicht does not receive any direct compensation from the Company or the Manager for his services as Chairman of the Board and Chief Executive Officer of the Company, and the Company does not reimburse Starwood Capital Group or any of its affiliates for compensation paid to Mr. Sternlicht. Because the Company does not pay, or provide reimbursement for, any direct compensation to Mr. Sternlicht, the Company is not able to calculate and provide a ratio of the median employee’s annual total compensation to the total annual compensation of Mr. Sternlicht.
2024 Proxy Statement 37

Summary Compensation Table
The following table provides information regarding compensation earned by each of the Company’s named executive officers for the calendar year ended December 31, 2023, as well as for the calendar years ended December 31, 2022 and 2021. As described in the CD&A included in this Proxy Statement, none of the named executive officers of the Company are employees of the Company and the Company did not directly pay any cash compensation to the named executive officers (other than Ms. Paniry) for or in such calendar years. The cash amounts shown for Mr. Sossen include the amounts of his compensation paid by an affiliate of the Manager for which the Company reimbursed such affiliate of the Manager for his services for the year in question. The Company does not pay or make any reimbursement with respect to Mr. DiModica’s compensation (other than for dividend equivalents paid by the Manager or one of its affiliates on equity-based compensation awards).
Name and Principal Position	Calendar Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Barry S. Sternlicht Chairman of the Board and Chief Executive Officer(2)	2023	—	—	—	—	—	—
	2022	—	—	—	—	—	—
	2021	—	—	—	—	—	—
Jeffrey F. DiModica President	2023	600,000	3,000,000	935,005	—	—	4,535,005
	2022	500,000	2,800,000	964,265	—	—	4,264,265
	2021	484,615	2,815,000	10,100,023	—	—	13,399,638
Rina Paniry Chief Financial Officer, Treasurer, Principal Financial Officer and Chief Accounting Officer	2023	600,000	1,631,700	975,000	—	—	3,206,700
	2022	600,000	1,575,000	1,133,803	—	—	3,308,803
	2021	600,000	1,575,000	2,500,396	—	30,941	4,706,337
Andrew J. Sossen Former Chief Operating Officer, General Counsel, Chief Compliance Officer, Secretary and Executive Vice President(3)	2023	246,212	—	850,005	—	—	1,096,217
	2022	425,000	1,475,000	717,583	—	—	2,617,583
	2021	400,000	1,738,000	2,215,364	—	30,941	4,384,305
(1)
Represents the aggregate grant date fair value of awards of restricted shares of common stock calculated under the Financial Accounting Standard Board’s Accounting Codification Topic 718. Each grant date fair value is calculated using the closing price of our common stock on the date of grant as reported by the NYSE. With respect to 2023, on March 9, 2023, Mr. DiModica was granted an award of 49,445 restricted shares of common stock, Mr. Sossen was granted an award of 44,950 restricted shares of common stock and Ms. Paniry was granted an award of 51,560 restricted shares of common stock. The closing market price of our common stock on the March 9, 2023 date of grant was $18.91. These 2023 awards were granted for performance in 2022. In March 2024, Mr. DiModica and Ms. Paniry were granted awards of 31,957 and 40,231 restricted shares of common stock, respectively, for performance with respect to 2023. These March 2024 awards had grant date fair values of $650,000 and $818,300, respectively.

(2)
Mr. Sternlicht does not receive any direct compensation from the Manager or the Company for his services as the Chairman of the Board and Chief Executive Officer of the Company, and the Company does not reimburse Starwood Capital Group or any of its affiliates for compensation paid to Mr. Sternlicht. Mr. Sternlicht is, however, the controlling equityholder of the parent of the Manager and, accordingly, has an interest in the fees paid and equity awards granted to the Manager.

(3)	Mr. Sossen resigned as our Chief Operating Officer, General Counsel, Chief Compliance Officer, Secretary and Executive Vice President effective as of April 28, 2023.
38 STARWOOD PROPERTY TRUST

Grants of Plan-Based Awards During Calendar Year Ended December 31, 2023
The following table provides information regarding plan-based awards granted to the Company’s named executive officers during the calendar year ended December 31, 2023.
Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock or Unit Awards ($)
Barry S. Sternlicht	N/A	—	—
Jeffrey F. DiModica Restricted Stock Award	March 9, 2023	49,445(1)	935,005
Rina Paniry Restricted Stock Award	March 9, 2023	51,560(1)	975,000
Andrew J. Sossen Restricted Stock Award	March 9, 2023	44,950(1)	850,005
(1)
The restricted shares received by Mr. DiModica, Ms. Paniry and Mr. Sossen pursuant to these awards vest in annual installments over a three-year period with the first vesting having occurred on March 15, 2024 for Mr. DiModica and Ms. Paniry. Mr. Sossen’s restricted shares were forfeited upon his resignation effective April 28, 2023.

2024 Proxy Statement 39

Outstanding Equity Awards at December 31, 2023
The following table provides information regarding outstanding equity awards of the Company’s named executive officers as of December 31, 2023.
Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(10)
Barry S. Sternlicht	—	—
Jeffrey F. DiModica
Restricted Stock Award	49,445(1)	1,039,334
Restricted Stock Award	27,102(2)	569,684
Restricted Stock Award	500,000(3)	10,510,000
Restricted Stock Unit Award	10,062(4)	211,503
Rina Paniry
Restricted Stock Award	51,560(5)	1,083,791
Restricted Stock Award	32,609(6)	685,441
Restricted Stock Award	11,959(7)	251,378
Restricted Stock Award	64,461(8)	1,354,970
Andrew J. Sossen
Restricted Stock Award	—(9)	—
(1)
Reflects a restricted stock award granted to Mr. DiModica, which vests in annual installments over a three-year period that began on March 15, 2023. The remaining 49,445 restricted shares that had not vested as of December 31, 2023 and the vesting dates for such restricted shares are as follows: 16,481 shares on March 15, 2024, 16,481 shares on March 15, 2025 and 16,483 shares on March 15, 2026.

(2)
Reflects a restricted stock award granted to Mr. DiModica, which vests in annual installments over a three-year period that began on March 15, 2022. The remaining 27,102 restricted shares that had not vested as of December 31, 2023 and the vesting dates for such restricted shares are as follows: 13,550 shares on March 15, 2024 and 13,552 shares on March 15, 2025.

(3)	Reflects a restricted stock award granted to Mr. DiModica which cliff vested on January 1, 2024.
(4)
Reflects a restricted stock unit award granted to Mr. DiModica which vests in annual installments over a three-year period that began on March 15, 2021. There were 10,062 restricted stock units that had not vested as of December 31, 2023 and such restricted stock units vested on March 15, 2024.

(5)
Reflects a restricted stock award granted to Ms. Paniry, which vests in annual installments over a three-year period that began on March 15, 2023. The remaining 51,560 restricted shares that had not vested as of December 31, 2023 and the vesting dates for such restricted shares are as follows: 17,186 shares on March 15, 2024, 17,186 shares on March 15, 2025 and 17,188 shares on March 15, 2026.

(6)
Reflects a restricted stock award granted to Ms. Paniry, which vests in annual installments over a three-year period that began on March 15, 2022. The remaining 32,609 restricted shares that had not vested as of December 31, 2023 and the vesting dates for such restricted shares are as follows: 16,304 shares on March 15, 2024 and 16,305 shares on March 15, 2025.

(7)
Reflects a restricted stock award granted to Ms. Paniry which vests in annual installments over a three-year period that began on March 15, 2021. There were 11,959 restricted shares that had not vested as of December 31, 2023 and such restricted shares vested on March 15, 2024.

(8)	Reflects a restricted stock award granted to Ms. Paniry which cliff vested on March 15, 2024.
(9)
Mr. Sossen resigned as our Chief Operating Officer, General Counsel, Chief Compliance Officer, Secretary and Executive Vice President effective April 28, 2023. His then remaining 138,249 unvested restricted shares were forfeited upon his resignation.

(10)	The amounts reported in this column are based on our common stock’s closing price of $21.02 on December 29, 2023.
40 STARWOOD PROPERTY TRUST

Stock Vested in Calendar Year Ended December 31, 2023
The following table provides information for each named executive officer with respect to the vesting of stock awards during the calendar year ended December 31, 2023 and the value realized upon such vesting.
Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Barry S. Sternlicht	—	—
Jeffrey F. DiModica	77,461	1,358,666
Rina Paniry	50,260	881,560
Andrew J. Sossen	34,674	608,182
(1)	Represents the vesting of restricted stock awards under the 2017 Equity Plan.
(2)
Value realized on vesting of restricted stock awards is the aggregate fair market value on the date(s) of vesting. Fair market value is based on the closing price of the Company’s common stock as reported by the NYSE.

Potential Post-Employment Payments and Payments upon Change in Control
The Company does not have employment or severance agreements with any of its named executive officers and is not obligated to make any payments to any of its named executive officers upon a termination of employment or change in control of the Company. In the event that any named executive officer’s service to the Company is terminated either by the Company for cause or by such named executive officer for any reason, any and all unvested awards of restricted stock and restricted stock units that the Company has granted to such named executive officer under the 2022 Equity Plan or its predecessor plan will be immediately forfeited by the named executive officer.
However, any and all unvested awards of restricted stock and restricted stock units that the Company has granted to a named executive officer under the 2022 Equity Plan or its predecessor plan will vest in full immediately upon (a) the termination of such named executive officer’s service to the Company by the Company without cause and, in the case of Ms. Paniry, by such named executive officer for good reason; (b) in the case of Ms. Paniry, the termination of such named executive officer’s service to the Company due to death or disability; or (c) a Change in Control prior to the termination of the named executive officer’s service to the Company. Assuming, for the sake of analysis, that a termination of service without cause or a Change in Control (or, in the case of Ms. Paniry, a resignation of employment for good reason or Ms. Paniry’s termination of employment due to death or disability) took place on December 31, 2023, the value of the vested awards of restricted stock and restricted stock units of each named executive officer would be the same as the respective value set forth in the third column, “Market Value of Shares or Units of Stock That Have Not Vested,” of the table presented in the section of this Proxy Statement entitled “—Outstanding Equity Awards at December 31, 2023.” Under both the 2022 Equity Plan and its predecessor plan: “Change in Control” generally means a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, provided, however, that a transaction or series of transactions effected with the Manager and/or any affiliates of the Manager through the acquisition of common stock or other securities of the Company (regardless of the form of such transaction or series of transactions) or changes to the membership of the Board will not constitute a Change in Control.
We have not included tables for pension benefits or nonqualified deferred compensation because, due to the limited nature of our compensation program, we have nothing to report with respect to these items.
2024 Proxy Statement 41

Pay Versus Performance
Pay Versus Performance
					VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON:(5)
YEAR(1)	SUMMARY COMPENSATION TABLE TOTAL FOR PEO ($)(2)(3)	COMPENSATION ACTUALLY PAID TO PEO ($)(3)	AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR NON-PEO NAMED EXECUTIVE OFFICERS ($)(2)	AVERAGE COMPENSATION ACTUALLY PAID TO NON -PEO NAMED EXECUTIVE OFFICERS ($)(4)	TOTAL SHAREHOLDER RETURN ($)(5)	PEER GROUP TOTAL SHAREHOLDER RETURN ($)(5)(6)	NET INCOME ($000)	COMPANY SELECTED MEASURE (DISTRIBUTABLE EARNINGS) ($000)(7)
2023	—	—	2,945,974	2,700,278	125.96	79.21	339,213	662,566
2022	—	—	3,396,884	1,578,165	99.49	69.19	871,475	726,297
2021	—	—	7,496,760	9,094,143	120.03	91.49	447,739	794,116
2020	—	—	3,613,987	3,643,526	88.37	77.80	331,689	585,299
(1)
Mr. Sternlicht served as the Company’s principal executive officer for the entirety of 2020 – 2023 and the Company’s other named executive officers for each of these years were Jeffrey F. DiModica, Andrew J. Sossen (resigned effective April 28, 2023) and Rina Paniry.

(2)
Amounts reported in this column represent (i) the total compensation reported in the Summary Compensation Table for the applicable year in the case of Mr. Sternlicht and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable year for the Company’s named executive officers for the applicable year other than the principal executive officer for such years.

(3)
Mr. Sternlicht does not receive any direct compensation from the Manager or the Company for his services as the Chairman of the Board and Chief Executive Officer of the Company, and the Company does not reimburse Starwood Capital Group or any of its affiliates for compensation paid to Mr. Sternlicht.

(4)
Amounts reported in this column represent the compensation actually paid to the Company’s named executive officers other than Mr. Sternlicht in the indicated fiscal year, based on the average total compensation for such named executive officers reported in the Summary Compensation Table for the indicated fiscal year and adjusted as shown in the table below:

	Other Named Executive Officers Average(a)
	2023	2022	2021	2020
Summary Compensation Table - Total Compensation(b)	$2,945,974	$3,396,884	$7,496,760	$3,613,987
- Grant Date Fair Value of Stock Awards Granted in Fiscal Year(c)	$(920,003)	$(938,550)	$(4,938,594)	$(1,089,710)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Fiscal Year(d)	$707,708	$736,389	$5,828,590	$1,775,664
+ Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years(e)	$579,420	$(1,554,917)	$378,157	$(238,795)
+ Fair Value at Vesting of Stock Awards Granted in Fiscal Year That Vested During Fiscal Year(f)	$—	$—	$—	$—
+ Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year(g)	$(42,764)	$(61,641)	$329,230	$(417,620)
- Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year(h)	$(570,057)	$—	$—	$—
= Compensation Actually Paid	$2,700,278	$1,578,165	$9,094,143	$3,643,526
(a)	Please see footnote 1 for the named executive officers included in the average for each indicated fiscal year.
(b)	Represents the average Total Compensation as reported in the Summary Compensation Table for the reported named executive officers in the indicated fiscal year.
(c)	Represents the average aggregate grant date fair value of the stock awards granted to the reported named executive officers during the indicated fiscal year, computed in accordance with FASB ASC 718.
(d)
Represents the average aggregate fair value as of the indicated fiscal year-end of the reported named executive officers’ outstanding and unvested stock awards granted during such fiscal year, computed in accordance with FASB ASC 718.

(e)
Represents the average aggregate change in fair value during the indicated fiscal year of the outstanding and unvested stock awards held by the reported named executive officers as of the last day of the indicated fiscal year, computed in accordance with FASB ASC 718.

42 STARWOOD PROPERTY TRUST

(f)
Represents the average aggregate fair value at vesting of the stock awards that were granted to the reported named executive officers and vested during the indicated fiscal year, computed in accordance with FASB ASC 718.

(g)
Represents the average aggregate change in fair value, measured from the prior fiscal year-end to the vesting date, of each stock award held by the reported named executive officers that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with FASB ASC 718.

(h)
Represents the average aggregate fair value as of the last day of the prior fiscal year of the reported named executive officers’ stock awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions (such as through forfeiture) in the indicated fiscal year, computed in accordance with FASB ASC 718.

(5)
Pursuant to rules of the SEC, the comparison assumes $100 was invested on December 31, 2019 in our common stock. Historic stock price performance is not necessarily indicative of future stock price performance.

(6)	The TSR Peer Group consists of the Bloomberg REIT Mortgage Index (BBREIT:IND), an independently prepared index that includes companies in the U.S. mortgage REIT industry.
(7)
As noted in the CD&A, for 2023, the Compensation Committee determined that Distributable Earnings continues to be viewed as a core driver of the Company’s performance and stockholder value creation. Distributable Earnings, a non-GAAP financial measure, is used to compute the Company’s incentive fees to its external manager and is an appropriate supplemental disclosure for a mortgage REIT. For the Company’s purposes, Distributable Earnings is defined as GAAP net income (loss) excluding non-cash equity compensation expense, the incentive fee due to the Company’s external manager, acquisition costs associated with successful acquisitions, depreciation and amortization of real estate and associated intangibles, any unrealized gains, losses or other non-cash items recorded in net income (loss) for the period and, to the extent deducted from net income (loss), distributions payable with respect to equity securities of subsidiaries issued in exchange for properties or interests therein. The amount is adjusted to exclude one-time events pursuant to changes in GAAP and certain other non-cash adjustments as determined by the Company’s external manager and approved by a majority of the Company’s independent directors. Refer to the Company's Annual Reports on Form 10-K for the years ended December 31, 2023 and 2022 for additional information regarding Distributable Earnings, including reconciliations of GAAP net income to Distributable Earnings for each of the years presented above.

Relationship Between Pay and Performance
We believe the “Compensation Actually Paid” in each of the years reported above and over the four-year cumulative period are reflective of the Compensation Committee’s emphasis on “pay-for-performance” as the “Compensation Actually Paid” fluctuated year-over-year, primarily due to the result of our stock performance. However, it should be noted that the Compensation Committee does not currently evaluate “Compensation Actually Paid” as calculated above (pursuant to Item 402(v)(2) of Regulation S-K) as part of its executive compensation determinations.
The following is a list of performance measures, that in the Company’s assessment represent the most important performance measures used by the Company to link compensation actually paid to the Named Executive Officers for 2023:
•	Profitability of the Company:
○	Net Income Attributable to the Company
○	Distributable Earnings
•	Performance of the Company’s common stock
•	Investment activity of the Company
•	Completed acquisitions and dispositions
2024 Proxy Statement 43

The following is a graphical representation of the relationship between average “Compensation Actually Paid” to the Company's non-PEO named executive officers and (i) the Company's total shareholder return (which is also compared to its peer group total shareholder return), (ii) Net Income Attributable to the Company and (iii) Distributable Earnings, the Company-Selected Measure.

44 STARWOOD PROPERTY TRUST

Equity Compensation Plan Information
The following table provides information regarding the number of shares of our common stock that may be issued under the Company’s equity compensation plans as of December 31, 2023, including the 2017 Equity Plan, 2022 Equity Plan, 2017 Manager Equity Plan, 2022 Manager Equity Plan and the ESPP.
	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	875,000(1)	N/A	18,318,990(2)
Equity compensation plans not approved by security holders	—	—	—
Total	875,000	N/A	18,318,990
(1)	Represents unvested RSUs under the 2017 Manager Equity Plan and 2022 Manager Equity Plan.
(2)	Includes 16,510,282 shares reserved for issuance under the 2022 Manager Equity Plan and 2022 Equity Plan (on a combined basis) and 1,808,708 shares reserved for issuance under the ESPP.
2024 Proxy Statement 45

PROPOSAL 2:
ADVISORY VOTE ON EXECUTIVE COMPENSATION
Pursuant to Section 14A of the Exchange Act, we are providing shareholders with an opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement. The advisory vote on executive compensation described in this proposal is commonly referred to as a “say-on-pay vote.” In accordance with the preference expressed by our shareholders, we hold this advisory vote to approve the compensation of our named executive officers on an annual basis.
As described in the CD&A included in this Proxy Statement, none of the named executive officers of the Company are employees of the Company and the Company has not directly paid, and does not intend to directly pay, any cash compensation to the named executive officers (other than Ms. Paniry). However, we are charged by an affiliate of the Manager for certain of its expenses incurred in employing certain of our named executive officers. Additionally, from time to time we may grant to our named executive officers equity-based awards pursuant to the 2022 Equity Plan, which we believe serve to align the interests of our named executive officers with the interests of our shareholders in receiving attractive risk-adjusted dividends and growth.
This proposal gives our shareholders the opportunity to express their views on the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. For the reasons discussed above, we are asking our shareholders to indicate their support for our named executive officer compensation by voting FOR the following resolution at the Annual Meeting:
“RESOLVED, that Starwood Property Trust, Inc.’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Proxy Statement pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, which disclosure includes the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosures.”
The say-on-pay vote is an advisory vote and, therefore, it will not bind the Company or the Board. However, the Board and the Compensation Committee will consider the voting results as appropriate when making decisions regarding executive compensation.
Recommendation of the Board
The Board recommends a vote FOR the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement.

46 STARWOOD PROPERTY TRUST

OUR AUDITORS

PROPOSAL 3:
RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP TO BE THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CALENDAR YEAR ENDING DECEMBER 31, 2024
Proposed Independent Registered Public Accounting Firm
Deloitte has served as the independent registered public accounting firm of the Company and its subsidiaries for the calendar year ended December 31, 2023. The Audit Committee has appointed Deloitte to be the Company’s independent registered public accounting firm for the calendar year ending December 31, 2024 and has further directed that the appointment of the independent registered public accounting firm be submitted for ratification by the shareholders at the Annual Meeting.
Although there is no requirement that Deloitte’s appointment be terminated if the ratification fails, the Audit Committee will consider, as appropriate, the appointment of other independent registered public accounting firms if the shareholders choose not to ratify the appointment of Deloitte. The Audit Committee may terminate the appointment of Deloitte as our independent registered public accounting firm without the approval of the shareholders whenever the Audit Committee deems such termination appropriate.
Representatives of Deloitte are expected to be present at the Annual Meeting. The representatives of Deloitte will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from shareholders.
Recommendation of the Board and its Audit Committee
The Board and its Audit Committee recommend a vote FOR the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the calendar year ending December 31, 2024.

2024 Proxy Statement 47

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte to serve as the Company’s independent registered public accounting firm for the calendar year ending December 31, 2024. The Audit Committee considered the non-audit services provided by Deloitte and determined that the provision of such services was compatible with maintaining Deloitte’s independence.
The following table presents fees for professional audit services rendered by Deloitte with respect to the Company’s annual financial statements for the calendar years ended December 31, 2023 and 2022 and fees billed for other services rendered by Deloitte during those periods.
	2023 ($)	2022 ($)
Audit Fees(1)	2,719,950	2,811,720
Audit Related Fees	—	—
Tax Fees(2)	43,425	53,250
All Other Fees(3)	3,790	3,790
Total Fees	2,767,165	2,868,760
(1)
Audit Fees primarily represent, for the calendar years ended December 31, 2023 and 2022, fees for the audits and quarterly reviews of the consolidated financial statements filed with the SEC in annual reports on Form 10-K and quarterly reports on Form 10-Q, as well as work generally only the independent registered public accounting firm can be reasonably expected to provide, such as statutory audits, accounting consultations, and issuances of consent and comfort letters included in documents filed with the SEC.

(2)	Tax Fees primarily represent, for the calendar years ended December 31, 2023 and 2022, fees for professional services for tax compliance, tax advice and tax planning.
(3)	All Other Fees represent, for the calendar years ended December 31, 2023 and 2022, fees for the Company’s subscription to Deloitte’s online accounting and reporting technical library.
Pre-Approval Policies for Services of Independent Registered Public Accounting Firm
In accordance with Audit Committee policy and requirements of law, the Audit Committee pre-approves all services to be provided by the independent registered public accounting firm, including all audit services, audit-related services, tax services and other services. In some cases, the full Audit Committee provides pre-approval of certain services for up to a year, such as those related to a particular defined task or scope of work, subject to a specific budget. The Audit Committee has authorized its Chair to pre-approve additional services and, if the Chair of the Audit Committee pre-approves a service pursuant to this authority, he or she reviews the matter with the full Audit Committee at its next regularly scheduled meeting. To avoid potential conflicts of interest, the law prohibits a publicly traded company from obtaining certain non-audit services from its independent registered public accounting firm. The Company obtains these services from other firms as needed.
For the calendar years ended December 31, 2023 and 2022, all services provided by Deloitte were pre-approved by the Audit Committee pursuant to such policies.
48 STARWOOD PROPERTY TRUST

Report of the Audit Committee
The Board has appointed an Audit Committee consisting of four directors. All of the members of the Audit Committee are “independent” as defined in the NYSE listing standards.
The Audit Committee’s job is one of oversight, as set forth in its charter. It is not the duty of the Audit Committee to prepare the Company’s financial statements, to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles (“GAAP”). The independent registered public accounting firm engaged by the Company is responsible for auditing the financial statements and expressing an opinion as to whether those audited financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with GAAP.
The Audit Committee has reviewed and discussed the Company’s audited financial statements with management and with Deloitte & Touche LLP, the Company’s independent registered public accounting firm for the calendar year ended December 31, 2023. The Audit Committee has also discussed with Deloitte & Touche LLP the other matters required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board and the SEC.
The Audit Committee has received from Deloitte & Touche LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence, has discussed Deloitte & Touche LLP’s independence with Deloitte & Touche LLP and has considered the compatibility of non-audit services with the independence of the independent registered public accounting firm.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the calendar year ended December 31, 2023 for filing with the SEC.
Respectfully submitted by the Audit Committee of the Board.
Strauss Zelnick (Chair)
Richard D. Bronson
Camille J. Douglas
Fred Perpall
2024 Proxy Statement 49

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Management Agreement
The Company is party to the Management Agreement with the Manager, pursuant to which the Manager provides the day-to-day management of the Company’s operations. The Management Agreement requires the Manager to manage the Company’s business affairs in conformity with the policies and the investment guidelines that are approved and monitored by the Board. The Management Agreement had an initial three-year term and is now renewed for one-year terms unless terminated by either the Company (upon payment of a termination fee if terminated without cause per the terms of the Management Agreement) or the Manager. The terms of the Management Agreement, as amended, are reflected in the below descriptions of the base management fee and incentive fee calculations.
Base Management Fee
The Company pays the Manager a base management fee in an amount equal to 1.5% of the Company’s shareholders’ equity, per annum, calculated and payable quarterly in arrears in cash. For purposes of calculating the base management fee, the Company’s shareholders’ equity means: (a) the sum of (i) the net proceeds from all issuances of the Company’s equity securities since inception and equity securities of subsidiaries issued in exchange for properties (allocated on a pro rata basis for such issuances during the fiscal quarter of any such issuance), plus (ii) the Company’s retained earnings and income to non-controlling interests with respect to equity securities of subsidiaries of the Company issued in exchange for properties at the end of the most recently completed calendar quarter (without taking into account any non-cash equity compensation expense incurred in current or prior periods), less (b) any amount that the Company has paid to repurchase its common stock since inception. It also excludes (1) any unrealized gains and losses and other non-cash items that have impacted shareholders’ equity as reported in the Company’s financial statements prepared in accordance with GAAP, and (2) one-time events pursuant to changes in GAAP, and certain non-cash items not otherwise described above, in each case after discussions between the Manager and the independent directors and approval by a majority of the independent directors. As a result, the Company’s shareholders’ equity, for purposes of calculating the management fee, could be greater or less than the amount of shareholders’ equity shown on the Company’s financial statements. The Manager uses the proceeds from its management fee, in part, to pay compensation to its officers and personnel who, notwithstanding that certain of them also are the Company’s officers, receive no cash compensation directly from the Company. The management fee is payable independent of the performance of the Company’s portfolio.
The management fee of the Manager is calculated within 30 days after the end of each quarter and such calculation is promptly delivered to the Company. The Company is obligated to pay the management fee in cash within five business days after delivery to the Company of the written statement of the Manager setting forth the computation of the management fee for such quarter.
Incentive Fee
The Company pays the Manager an incentive fee with respect to each calendar quarter (or any part thereof that the Management Agreement is in effect) in arrears. The Manager is entitled to be paid the incentive fee with respect to each calendar quarter if (a) the Company’s Core Earnings (as defined below) for the previous twelve-month period exceeds an 8% threshold and (b) the Company’s Core Earnings for the twelve most recently completed calendar quarters is greater than zero. The incentive fee is an amount, not less than zero, equal to the difference between (a) the product of (i) 20% and (ii) the difference between
50 STARWOOD PROPERTY TRUST

(1) the Company’s Core Earnings for the previous twelve-month period, and (2) the product of (A) the weighted average of the issue price per share of common stock of all of the Company’s public offerings of common stock and including issue price per equity security of subsidiaries of the Company issued in exchange for properties multiplied by the weighted-average number of all shares of common stock outstanding (including any restricted stock units, any restricted shares of common stock and any other shares of common stock underlying awards granted under the Company’s equity incentive plans) and equity securities of subsidiaries issued in exchange for properties or interests therein in the previous twelve-month period, and (B) 8% and (b) the sum of any incentive fee paid to the Manager with respect to the first three calendar quarters of such previous twelve-month period; provided, however, that, to account for the Company’s spin-off of SWAY (a predecessor company of Invitation Homes), which contained the Company’s single family residential business, (the “SWAY Spin-Off”), for purposes of clause (a)(i)(2)(A) above, on and after January 31, 2014, the computation of the weighted-average issue price per share of common stock is decreased to give effect to the book value per share on January 31, 2014 of the assets of SWAY, and the computation of the average number of shares of common stock outstanding is decreased by the weighted-average number of shares of SWAY distributed in the SWAY Spin-Off on January 31, 2014. One half of each quarterly installment of the incentive fee is payable in shares of the Company’s common stock so long as the ownership of such additional number of shares by the Manager would not violate the 9.8% stock ownership limit set forth in the Company’s charter, after giving effect to any waiver from such limit that the Board may grant in the future. The remainder of the incentive fee is payable in cash. The number of shares to be issued to the Manager is equal to the dollar amount of the portion of the quarterly installment of the incentive fee payable in shares divided by the average of the closing prices of the Company’s common stock on the NYSE for the five trading days prior to the date on which such quarterly installment is paid.
“Core Earnings” (also referred to as Distributable Earnings) is defined under the Management Agreement as GAAP net income (loss) excluding (a) non-cash equity compensation expense, (b) the incentive fee, (c) depreciation and amortization of real estate and associated intangibles, (d) acquisition costs associated with successful acquisitions, (e) any unrealized gains, losses or other non-cash items recorded in net income (loss) for the period and (f) to the extent deducted from net income (loss), distributions payable with respect to equity securities of subsidiaries issued in exchange for properties or interests therein. The amount is adjusted to exclude one-time events pursuant to changes in GAAP and certain other non-cash adjustments, in each case as determined by the Manager and after approval by a majority of the independent directors.
Reimbursement of Expenses
The Company is required to reimburse the Manager for the expenses described below. Expense reimbursements to the Manager are made in cash on a monthly basis following the end of each month. The Company’s reimbursement obligation is not subject to any dollar limitation, but is subject to review by the independent directors. Because the Manager’s personnel perform certain legal, accounting and due diligence tasks, and other services that outside professionals or outside consultants otherwise would perform, the Manager is paid or reimbursed for the documented cost of performing such tasks, provided that such costs and reimbursements are in amounts which are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s-length basis.
2024 Proxy Statement 51

The Company also pays all operating expenses, except those specifically required to be borne by the Manager under the Management Agreement. The expenses required to be paid by the Company include, but are not limited to:
•	expenses in connection with the issuance and transaction costs incident to the acquisition, disposition and financing of the Company’s investments;
•
costs of legal, tax, accounting, consulting, auditing and other similar services rendered for the Company by providers retained by the Manager or, if provided by the Manager’s personnel, in amounts which are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s-length basis;

•	the compensation and expenses of the Company’s directors and the cost of liability insurance to indemnify the Company’s directors and officers;
•
costs associated with the establishment and maintenance of any of the Company’s credit facilities, other financing arrangements, or other indebtedness of the Company (including commitment fees, accounting fees, legal fees, closing and other similar costs) or any of the Company’s securities offerings;

•
expenses connected with communications to holders of the Company’s securities or of the Company’s subsidiaries and other bookkeeping and clerical work necessary in maintaining relations with holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including, without limitation, all costs of preparing and filing required reports with the SEC, the costs payable by the Company to any transfer agent and registrar in connection with the listing and/or trading of the Company’s stock on any exchange, the fees payable by the Company to any such exchange in connection with its listing, costs of preparing, printing and mailing the Company’s annual report to its shareholders and proxy materials with respect to any meeting of the Company’s shareholders;

•	costs associated with any computer software or hardware, electronic equipment or purchased information technology services from third party vendors that is used for the Company;
•
expenses incurred by managers, officers, personnel and agents of the Manager for travel on the Company’s behalf and other out-of-pocket expenses incurred by managers, officers, personnel and agents of the Manager in connection with the purchase, financing, refinancing, sale or other disposition of an investment or establishment and maintenance of any of the Company’s securitizations or any of the Company’s securities offerings;

•	costs and expenses incurred with respect to market information systems and publications, research publications and materials and settlement, clearing and custodial fees and expenses;
•	compensation and expenses of the Company’s custodian and transfer agent, if any;
•	the costs of maintaining compliance with all federal, state and local rules and regulations or any other regulatory agency;
•	all taxes and license fees;
•
all insurance costs incurred in connection with the operation of the Company’s business except for the costs attributable to the insurance that the Manager elects to carry for itself and its personnel;

•	costs and expenses incurred in contracting with third parties;
•
all other costs and expenses relating to the Company’s business and investment operations, including, without limitation, the costs and expenses of acquiring, owning, protecting, maintaining, developing and disposing of investments, including appraisal, reporting, audit and legal fees;

•
expenses relating to any office(s) or office facilities, including, but not limited to, disaster backup recovery sites and facilities, maintained for the Company or its investments separate from the office or offices of the Manager;

52 STARWOOD PROPERTY TRUST

•
expenses connected with the payments of interest, dividends or distributions in cash or any other form authorized or caused to be made by the Board to or on account of holders of the Company’s securities or of the Company’s subsidiaries, including, without limitation, in connection with any dividend reinvestment plan;

•
any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise) against the Company or any subsidiary, or against any trustee, director, partner, member or officer of the Company or of any subsidiary in his capacity as such for which we or any subsidiary is required to indemnify such trustee, director, partner, member or officer by any court or governmental agency; and

•
all other expenses actually incurred by the Manager (except as described below) which are reasonably necessary for the performance by the Manager of its duties and functions under the Management Agreement.

Except as was required under the Sossen Secondment Agreement and reimbursements for certain other personnel as permitted under the Management Agreement, the Company and its subsidiaries do not reimburse the Manager or its affiliates for the salaries and other compensation of its personnel (including pursuant to the Paniry Secondment Agreement), other than for dividend equivalents paid on equity-based compensation.
In addition, the Company may be required to pay its pro rata portion of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of the Manager and its affiliates required for the Company’s operations.
Fees Incurred and Paid for 2023
For the calendar year ended December 31, 2023, the Company incurred $87.3 million in base management fees, of which $65.4 million was paid during the calendar year ended December 31, 2023 and $21.9 million was paid in February 2024. For the calendar year ended December 31, 2023, the Company incurred $35.7 million in incentive fees payable to the Manager, of which $16.2 million was paid during the calendar year ended December 31, 2023. One half of the incentive fees incurred during the calendar year ended December 31, 2023 were paid in common stock, as required by the Management Agreement. In February 2024, an additional $19.5 million of the total incentive fees was paid, one half of which was similarly paid in common stock. The Company also was obligated to reimburse the Manager for $8.0 million of certain expenses incurred on the Company’s behalf during the calendar year ended December 31, 2023, of which $4.6 million was paid during the calendar year ended December 31, 2023.
Board Approval
The Company’s Chief Executive Officer is also an executive of Starwood Capital Group. As a result, the Management Agreement between the Company and the Manager was negotiated between related parties, and the terms, including fees and other amounts payable, may not be as favorable to the Company as if it had been negotiated with an unaffiliated third party. The Management Agreement is intended to provide the Company with access to the Manager’s pipeline of investment opportunities, personnel and experience in capital markets, credit analysis, debt structuring and risk and asset management, as well as assistance with corporate operations, legal and compliance functions and governance. The independent directors of the Board have approved the Management Agreement. Mr. Sternlicht and Mr. Dishner recused themselves from such approval.
Grants of Equity Compensation to the Manager
Under the Company’s equity incentive plans, our Compensation Committee is authorized to approve grants of equity-based awards to the Company’s officers and directors and to the Manager and its personnel and affiliates. On November 9, 2020, the Company granted to the Manager 1,800,000 restricted stock units that vest ratably on a quarterly basis over a three-year period that began on December 31, 2020.
2024 Proxy Statement 53

On November 23, 2022, the Company granted to the Manager 1,500,000 restricted stock units. These awards of restricted stock units, once vested, are settled in shares of common stock. The Manager is entitled to receive “distribution equivalents” with respect to these restricted stock units, whether or not vested, at the same time and in the same amounts as distributions are paid to the Company’s holders of common stock.
On April 28, 2022, at the Company’s 2022 annual meeting of shareholders, shareholders approved the Starwood Property Trust, Inc. 2022 Manager Equity Plan (the “2022 Manager Equity Plan”), which allows for the issuance of up to 18,700,000 stock options, stock appreciation rights, restricted stock units or other equity-based awards or any combination thereof (determined on a combined basis with the 2022 Equity Plan) to the Manager. The maximum number of such equity awards that may be issued to the Manager shall be reduced by the number of shares of common stock issued and awards granted under the 2022 Equity Plan. The 2022 Manager Equity Plan succeeded and replaced the previous manager equity plan.
SEREF and Related Transactions
In December 2012, the Company acquired 9,140,000 ordinary shares for approximately $14.7 million in Starwood European Real Estate Finance Limited, a debt fund that is managed by an affiliate of the Manager and is listed on the London Stock Exchange (“SEREF”), in connection with SEREF’s initial public offering, which equated to an approximate 4% ownership interest in SEREF. During the year ended December 31, 2023, 1,892,313 shares were redeemed by SEREF, for proceeds of $2.5 million, leaving 7,247,687 held as of December 31, 2023. Prior to that, there were no share redemptions by SEREF. As of December 31, 2023, the Company’s shares represented an approximate 2% ownership interest in SEREF.
The Company co-originates, along with SEREF and/or certain other investment funds affiliated with the Manager, various foreign currency denominated loans to third party borrowers in which each lender holds a separate portion of the loan. The loans are independently underwritten and legally separate, and the transaction is directly between the Company and the third party borrower. As a result, the Company does not consider these to be related party transactions.
Office Campus Loan Investment
In August 2017, the Company originated a $339.2 million first mortgage and mezzanine loan for the acquisition of an office campus located in Irvine, California. An affiliate of the Manager has a non-controlling equity interest in the borrower. The first mortgage and mezzanine loan are each interest-only and carry interest rates of one-month LIBOR plus 2.25% and one-month LIBOR plus 4.50%, respectively. The loans had an initial maturity of September 2020 with two one-year extension options, both of which were exercised. During 2022, the loan agreement was amended to extend the maturity to September 2023. In August 2020, the Company received a $245.0 million partial repayment on the loans. In August 2023, the Company received a $29.4 million final repayment on the loan.
Energy Loan
In February 2019, the Company acquired a $60.0 million participation in a $925.0 million first priority infrastructure term loan. In April 2019 and July 2019, the Company acquired participations of $5.0 million and $16.0 million, respectively, in a $350.0 million upsize to the term loan. The loan is secured by four
54 STARWOOD PROPERTY TRUST

domestic natural gas power plants. The Company’s outstanding participations, totaling $60.7 million as of December 31, 2023, currently bear interest at one-month SOFR plus 3.86% and mature in December 2025. Starwood Energy Group (which became Lotus Infrastructure Partners effective January 1, 2023), an affiliate of the Manager, is the borrower under the term loan.
Other Loans
In March 2022, the Company originated a new loan on the development and recapitalization of luxury rental cabins with a total commitment of $200.0 million, of which $148.5 million was outstanding as of December 31, 2023. The loan has a term of 24 months with three one-year extension options and it bears interest at SOFR plus 6.50% plus fees. Certain members of the Company’s executive team and board of directors own equity interests in the borrower. In July 2023, the Company agreed to a 10-month 300 bps interest payment deferral, which during the year ended December 31, 2023 amounted to $2.3 million.
Lease Arrangements
In March 2020, the Company entered into an office lease agreement with an entity which is controlled by the Company’s Chairman and CEO through majority equity ownership of the entity. The leased premises serve as the Company’s new Miami Beach office following the expiration of the Company’s former lease in Miami Beach. The lease, as amended in September 2022, is for 64,424 square feet of office space, commenced July 1, 2022 and has an initial term of 15 years from the monthly lease payment commencement date of November 1, 2022. The lease payments are based on an annual base rate of $52.00 per square foot that increases by 3% each November, plus the Company’s pro rata share of building operating expenses. Prior to the execution of this lease, the Company engaged an independent third party leasing firm and external counsel to advise the independent directors of its board of directors on market terms for the lease. The terms of the lease and the subsequent amendment were approved by the Company’s independent directors. In April 2020, the Company provided a $1.9 million cash security deposit to the landlord. During the year ended December 31, 2023, the Company made payments to the landlord under the terms of the lease of $1.3 million for reimbursements relating to tenant improvements and $6.6 million for rent, parking and the Company’s pro rata share of building operating expenses.
Other Related Party Arrangements
During 2016, the Company established a co-investment fund that provides key personnel with the opportunity to invest in certain properties included in the Company’s Real Estate Investing and Servicing business segment. These personnel include certain employees of the Company, including Mr. DiModica, as well as employees of affiliates of the Manager (the “Fund Participants”). The fund carries an aggregate commitment of $15.0 million and owns a 10% equity interest in the subsidiary of the Company which owns such properties. As of December 31, 2023, the Fund Participants have funded $4.9 million of such commitment, and it is the Company’s current expectation that there will be no additional funding of this commitment. In an effort to retain key personnel, the Fund Participants are entitled to a promote on their investment, whereby operating profits are distributed assuming implied leverage of 60% on the Fund Participants’ capital accounts. This promote is paid after the Company, as general partner of the fund, earns a 5% preferred return. During 2023, the non-controlling interests related to this fund received cash distributions of $1.9 million.
2024 Proxy Statement 55

Highmark Residential (“Highmark”), an affiliate of the Manager, provides property management services for the Company’s Woodstar I and Woodstar II Portfolios. Fees paid by the Company to Highmark are calculated as 3% of gross receipts. During the year ended December 31, 2023, property management fees charged by Highmark were $6.0 million.
Ms. Harmon, one of our directors, has a brother who is an employee of Newmark. In 2023, the Company paid a total of $45,000 to Newmark in exchange for real estate broker services in the ordinary course of business and $162,375 from or on behalf of the CMBS securitization trusts for which a subsidiary of the Company has been appointed to act as the special servicer. The annual gross revenues of Newmark in 2023 was $2.47 billion. For more information regarding CMBS securitization trusts and the role of a special servicer, see below under the heading “CMBS Securitization Trusts and Special Servicing.”
Camille Douglas, a director for the Company, has a child that is employed as a senior associate for the Company. Ms. Douglas’s child received compensation in excess of $120,000, at a level consistent with other employees at a similar level of responsibility.
Disclosure Regarding Fred Ridley
One of our directors, Mr. Ridley, is a partner with Foley & Larder LLP (“Foley”), a global law firm that is comprised of approximately 1,100 lawyers across 25 offices worldwide. In fiscal year 2023, Foley collected no legal fees directly from the Company and $782,772 from or on behalf of the CMBS securitization trusts for which a subsidiary of the Company has been appointed to act as the special servicer. For more information regarding CMBS securitization trusts and the role of a special servicer, see below under the heading “CMBS Securitization Trusts and Special Servicing.” Notwithstanding the legal fees paid to Foley, the Board determined that Mr. Ridley is an independent director (under NYSE listing standards or otherwise) due to the below factors:
•
Mr. Ridley did not personally perform or supervise any legal services to the Company or its subsidiaries in 2023 and does not personally receive fees or other compensation for these services. Accordingly, there is no direct financial tie to the legal fees which could compromise Mr. Ridley’s independence.

•
Foley was first retained by a subsidiary of the Company more than 20 years ago, well before Mr. Ridley was appointed to the Board. Mr. Ridley’s appointment was not related to Foley’s provision of legal services, and Foley does not receive any additional benefit as a result of Mr. Ridley being appointed to the Board.

•	The fees paid to Foley amounted to less than 0.1% of the law firm’s consolidated gross annual revenue for 2023.
•
The $782,772 in payments in 2023 to Foley were paid by or on behalf of trusts for which a subsidiary of the Company, LNR Partners LLC (“LNR”), has been appointed to act as the special servicer. This was particularly important to the Board in determining Mr. Ridley’s independence. For accounting purposes, the assets of the trusts are consolidated in the Company’s financials despite the fact that the Company has either no or limited equity and voting interests in the trusts. Foley was retained on behalf of each trust that LNR serviced, and was not retained to represent LNR in its individual capacity or to represent the Company in these matters.

•
By way of background, LNR’s primary business is administering the default side of loan servicing for CMBS securitization trusts. LNR retains third party contractors, including law firms such as Foley, to perform legal services related to the collection and restructuring of defaulted loans. Pursuant to its contractual agreements, LNR is prohibited from receiving kickbacks or other benefits from contractors providing services to the trust and LNR has a duty to obtain the most cost effective services. In addition, the CMBS securitizations designate a certificate holder representative (“CCR”) that oversees the special servicer throughout the entire workout of the loan, serving as the ultimate decision maker on behalf of the trust, including the retention of third party vendors in connection with major decisions in accordance with the servicing standard. In general, under the servicing agreements, a CCR has the authority to remove the special servicer without cause at any time. Foley is one of over 59 law firms retained to provide the trusts with legal services. In 2023, the trusts serviced by LNR paid approximately $19,006,730 to various

56 STARWOOD PROPERTY TRUST

law firms for legal services related to defaulted loans. Foley received approximately 4% of that total amount. The Company considers these services to be transactional support for the loans in special servicing. In connection with the provision of these services, Foley was not given access to sensitive Company information and was not involved in the Company’s or LNR’s strategic decisions.
For all of the above reasons, the Board is confident that the relationships described above do not affect Mr. Ridley’s ability to exercise his independent judgment with respect to any matter before the Board.
CMBS Securitization Trusts and Special Servicing
CMBS are bonds with payments derived from a loan or a pool of loans on commercial real estate. CMBS securitization is the process by which a loan, or more commonly a group or pool of loans, are packaged together to create CMBS, which are issued and then held by a Real Estate Investment Mortgage Conduit, referred to generally as a CMBS securitization trust. The trust has three agents that have specific roles and authority to act on behalf of the trust: the trustee serves as the holder of title to the loans in the trust; the master servicer provides loan servicing on performing loans; and the special servicer attempts to work out distressed or defaulted loans and provides certain consents on behalf of the trust that are required under the loan documents. As noted above, LNR is a special servicer for certain CMBS securitization trusts. When a loan owned by a trust goes into default or is going into default, the loan is transferred to LNR for servicing.
Related Party Transaction Practice
The Board does not have a written policy regarding the approval of related party transactions. However, it is the practice of the Board to seek approval of the non-executive directors for any related party transaction (which means any transaction or series of transactions in which the Company or any of its subsidiaries is or are to be a participant, the amount involved exceeds $120,000, and a “related person” (as defined under SEC rules) has a direct or indirect material interest) involving a potential conflict of interest. Further, when the Board has previously approved an equity investment in a party that contemplates the right to participate in subsequent debt investments with such party in the ordinary course of the Company’s business (e.g., the disclosures under “-SEREF and Related Transactions”), it is the practice of the Board to seek separate approval of the non-executive directors for any such individual debt investment if the Company is not investing on a pari passu basis with such party.
2024 Proxy Statement 57

INFORMATION CONCERNING THE ANNUAL MEETING AND VOTING

Shareholders Entitled to Vote
The Board has fixed March 6, 2024 as the record date for the determination of shareholders entitled to notice of and to vote their shares of the Company’s common stock, par value $0.01 per share (“common stock”), at the Annual Meeting. As of March 6, 2024, the Company had outstanding 313,873,770 shares of common stock. Each share of common stock entitles its holder to one vote.
Attending the Virtual Annual Meeting
In order to provide expanded access, improved communication and cost savings for our shareholders and our Company, our Annual Meeting will be a completely “virtual” meeting of shareholders, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/STWD2024. Such questions must be confined to matters properly before the Annual Meeting and of general Company concern. You will also be able to vote your shares electronically at the Annual Meeting. To participate, you will need your 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. The Company will post the rules of conduct for the Annual Meeting to its investor relations website prior to the meeting. A recording of the Annual Meeting will be available at www.virtualshareholdermeeting.com/STWD2024 following the Annual Meeting.
The meeting will begin promptly at 2:00 p.m., Eastern Time on May 3, 2024. We encourage you to access the meeting prior to the start time. Online access will open at 1:45 p.m., Eastern Time, and you should allow ample time to log in to the meeting webcast and test your computer audio system. We recommend that you carefully review the procedures needed to gain admission in advance.
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please call the technical support number that will be posted on the virtual shareholder meeting login page www.virtualshareholdermeeting.com/STWD2024.
Quorum
The presence in person (i.e., virtually via live webcast for this year’s Annual Meeting) or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting constitutes a quorum for purposes of transacting business at the Annual Meeting. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.
58 STARWOOD PROPERTY TRUST

Broker Non-Vote
A “broker non-vote” occurs when a bank, broker or other nominee that holds shares for a beneficial owner in “street name” (referenced herein as a “broker”) does not vote on a particular proposal because that broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. If you hold your shares in street name, the rules of the NYSE provide the record holder (i.e., your broker) with the authority to vote your shares only on certain “routine” matters when it does not receive voting instructions from you. At the Annual Meeting, a broker will have discretionary authority to vote shares on the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for the calendar year ending December 31, 2024 (Proposal 3), but will not have discretionary authority as to the other proposals presented: the election of director nominees (Proposal 1) and the advisory proposal regarding executive compensation (Proposal 2).
If you hold your shares in street name, please ensure that your shares are voted at the Annual Meeting by timely submitting voting instructions to your broker according to the instructions provided by your broker.
Required Vote
Election of each nominee for the nine director positions (Proposal 1) requires the affirmative FOR vote of a plurality of all votes cast at the Annual Meeting. This means that the director nominee with the most votes for a particular seat is elected for that seat. Votes “withheld” from one or more director nominees therefore will have no effect on the outcome of the vote with respect to the election of directors. However, in an uncontested election of directors, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election is expected to tender his or her written resignation to the Chairman of the Board for consideration by the Nominating and Corporate Governance Committee. For additional details regarding our director resignation policy and the election of directors, see the section of this Proxy Statement entitled “Our Board—Proposal 1: Election of Directors.” In tabulating the voting results, abstentions and, if applicable, broker non-votes, will have no effect on the election of directors.
The affirmative FOR vote of a majority of votes cast at the Annual Meeting is required for the approval, on an advisory basis, of the Company’s executive compensation as disclosed in this Proxy Statement (Proposal 2) and to approve the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for the calendar year ending December 31, 2024 (Proposal 3). In tabulating the voting results for each such proposal, abstentions and, if applicable, broker non-votes, are not treated as “votes cast” and will have no effect on the result of such vote.
Although the advisory vote on the Company’s executive compensation as disclosed in this Proxy Statement (Proposal 2) is non-binding, the Board will review the results of these votes and will take them into account as appropriate when making decisions regarding executive compensation.
2024 Proxy Statement 59

How to Vote
You may vote at the Annual Meeting in any of the following ways:
Submitting a Proxy by Telephone or via the Internet: If you are a shareholder of record, you may appoint your proxy by telephone or via the Internet until 11:59 p.m., Eastern Time, on May 2, 2024, by following the instructions on the enclosed proxy card. Easy-to-follow prompts allow you to submit a proxy for your shares and confirm that your instructions have been properly recorded. The Company’s telephone and Internet proxy submission procedures are designed to authenticate shareholders by using individual control numbers. If you hold your shares in street name, please check your voting instruction card provided with the proxy materials or contact your broker to determine whether you will be able to provide your instructions by telephone or via the Internet.
Submitting a Proxy by Mail: If you are a shareholder of record, you can appoint your proxy by marking, dating and signing your proxy card and returning it by mail in the postage-prepaid envelope provided to you. If submitted by mail, your proxy must be received by the close of business on May 2, 2024, to be counted. If you hold your shares in street name, you can instruct your broker to vote by following the directions on your voting instruction card provided with the proxy materials.
By casting your vote in any of the ways listed above, you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions.
Virtually at the Annual Meeting: Shareholders of record may vote virtually during the Annual Meeting by visiting www.virtualshareholdermeeting.com/STWD2024. To vote, you will need your 16-digit control number included in your proxy materials or on your proxy card.
Please note that even if you plan to attend the Annual Meeting, we encourage you to submit a proxy in advance to ensure your shares are represented. Your voting virtually during the Annual Meeting will automatically result in the revocation of any previously submitted proxy.
How Shares Will be Voted
If you are a shareholder of record and you properly complete, sign and return a proxy card or use the telephone or Internet voting procedures, as applicable, to authorize the named proxies to vote your shares, and your proxy card or other proxy authorization is received by the Company in time to be voted at the Annual Meeting, your shares will be voted as specified, unless your proxy is properly revoked prior thereto. As noted above, you may also vote your shares at the virtual Annual Meeting. If you submit a signed proxy card but no specification is made on the proxy card as to any one or more of the proposals, the shares of common stock represented by the proxy will be voted as follows:
FOR the election of each of the director nominees;
FOR the approval, on an advisory basis, of the Company’s executive compensation as disclosed in this Proxy Statement; and
FOR the ratification of the appointment by the Audit Committee of Deloitte as the independent registered public accounting firm of the Company for the calendar year ending December 31, 2024.
60 STARWOOD PROPERTY TRUST

Revocation of Proxies
A person submitting a proxy has the power to revoke it at any time before it is exercised by (a) attending the Annual Meeting and voting virtually during the meeting, (b) duly executing and delivering a proxy bearing a later date prior to the Annual Meeting or (c) sending written notice of revocation to the Company’s Secretary at Starwood Property Trust, Inc., 591 West Putnam Avenue, Greenwich, Connecticut 06830, which must be received by the Company’s Secretary by 5:00 p.m., Eastern Time, on May 2, 2024 to have any effect. Attending the Annual Meeting by itself does not automatically revoke any earlier submitted proxy.
Confidentiality of Voting
The Company keeps all proxies, ballots and voting tabulations confidential as a matter of practice. The Company only allows its proxy solicitor, Innisfree M&A Incorporated (“Innisfree”), and its Inspector of Election, American Election Services, LLC (“AES”), examine these documents. Occasionally, shareholders provide written comments on their proxy card, which then may be forwarded to the Company’s management by AES.
Tabulation of Voting Results
AES, the Company’s independent tabulating agent, will count the votes and act as the Inspector of Election at the Annual Meeting.
Solicitation of Proxies
The Company will pay the expenses of soliciting proxies in connection with this Proxy Statement. Proxies may be solicited in person or by mail, telephone, electronic transmission and/or facsimile transmission on the Company’s behalf by directors, officers or employees of the Company or its subsidiaries, without additional compensation. The Company asks brokerage houses and other custodians, nominees and fiduciaries to forward soliciting materials to the beneficial owners of the stock held of record by such persons and to obtain authority to execute proxies, for which the Company will reimburse such persons. Innisfree has been engaged to assist in the solicitation of proxies for the Company for a fee of $20,000 plus reasonable out-of-pocket expenses. When recording votes by telephone or via the Internet, the Company will use procedures designed to authenticate shareholders’ identities, which will allow shareholders to authorize the voting of their shares in accordance with their instructions and confirm that their instructions have been recorded properly.
List of Shareholders
A list of shareholders entitled to vote at the Annual Meeting will be available at the virtual Annual Meeting at the Company’s principal executive offices at Starwood Property Trust, Inc., 591 West Putnam Avenue, Greenwich, Connecticut 06830, and open to examination by any shareholder for any purpose germane to the Annual Meeting, by contacting the Secretary of the Company.
2024 Proxy Statement 61

Availability of Annual Report and Proxy Materials on the Internet
This Proxy Statement and our annual report for the calendar year ended December 31, 2023 are available at www.proxyvote.com by using the control number that is provided to you on your proxy card. You may also view such materials on our website at www.ir.starwoodpropertytrust.com/proxymaterials. Please submit any such request to the attention of the Company’s Secretary, Starwood Property Trust, Inc., 591 West Putnam Avenue, Greenwich, Connecticut 06830.
Recommendations of the Board
The Board recommends a vote:
FOR the election of each of the director nominees;
FOR the approval, on an advisory basis, of the Company’s executive compensation as disclosed in this Proxy Statement; and
FOR the ratification of the appointment by the Audit Committee of Deloitte as the independent registered public accounting firm of the Company for the calendar year ending December 31, 2024.
Householding
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement and annual report to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding or would prefer to receive a separate proxy statement and annual report, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by phone at 203-422-7700 or send a written request to the Company’s Secretary at Starwood Property Trust, Inc., 591 West Putnam Avenue, Greenwich, Connecticut 06830. If you so request, we will have delivered the requested separate proxy statement and annual report promptly following our receipt of your request.
If your household has received multiple copies of proxy statements and annual reports, you can request the delivery of single copies in the future by notifying the Company as set forth above.
62 STARWOOD PROPERTY TRUST

Other Matters
The Board knows of no other business to be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, including a proposal omitted from this Proxy Statement in accordance with Rule 14a-8 under the Exchange Act, the proxies will be voted on such matters in accordance with the judgment of the persons named as proxies therein, or their substitutes, present and acting at the meeting.
No person is authorized to give any information or to make any representation not contained in this Proxy Statement, and, if given or made, such information or representation should not be relied upon as having been authorized. The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the Proxy Statement.
2024 Proxy Statement 63

SHAREHOLDER PROPOSALS FOR THE 2025 ANNUAL MEETING

Proposals received from shareholders are given careful consideration by the Company. Shareholder proposals are eligible for consideration for inclusion in the proxy statement for the 2025 annual meeting of shareholders in accordance with Rule 14a-8 under the Exchange Act if they are received by the Company on or before November 22, 2024. Any proposal should be directed to the attention of the Company’s Secretary at Starwood Property Trust, Inc., 591 West Putnam Avenue, Greenwich, Connecticut 06830. In order for a shareholder proposal or nomination submitted outside of Rule 14a-8 to be considered timely under the Company’s Bylaws, it must be received not less than 90 days nor more than 120 days prior to the first anniversary of the date of the mailing of the notice for the prior annual meeting, with certain exceptions. For the 2025 annual meeting of shareholders, any such proposal or nomination should be received no earlier than November 22, 2024 and no later than December 22, 2024, and must otherwise meet the requirements set forth in our Bylaws. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than management’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 4, 2025.
64 STARWOOD PROPERTY TRUST

GALERIES LAFAYETTE BERLIN
BERLIN, GERMANY

© THILO KÜHN

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 2, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/STWD2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 2, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V35076-P06618 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

STARWOOD PROPERTY TRUST, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Richard D. Bronson
02) Jeffrey G. Dishner
03) Camille J. Douglas
04) Deborah L. Harmon
05) Solomon J. Kumin
06) Fred Perpall
07) Fred S. Ridley
08) Barry S. Sternlicht
09) Strauss Zelnick

The Board of Directors recommends you vote FOR Proposals 2 and 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V35077-P06618

STARWOOD PROPERTY TRUST, INC.
Annual Meeting of Stockholders
May 3, 2024 at 2:00 PM (ET)
This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Barry S. Sternlicht and Michael M. Rappaport, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Starwood Property Trust, Inc., to be held on May 3, 2024 at 2:00 PM (ET), virtually via live webcast on the Internet at www.virtualshareholdermeeting.com/STWD2024, and at any adjournments or postponements thereof, as follows. The undersigned revokes any proxy or proxies previously given for such shares of Common Stock. The undersigned ratifies and confirms any actions that the persons holding the undersigned's proxy, or their substitutes, by virtue of this executed proxy card, take in accordance with the proxy granted hereunder. The shares of Common Stock represented by this proxy card will be voted in accordance with specifications made herein. **If no specifications are made, this proxy will be voted FOR the election of each director nominee named in Proposal 1 and FOR Proposals 2 and 3.** If any other matter is properly brought before the meeting and any adjournments or postponements thereof, the persons named in this proxy will vote in their discretion.

Continued and to be signed on reverse side